                           THIRD AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                            DATED AS OF JULY 28, 2006

                                      AMONG

                                  AMSURG CORP.
                                   AS BORROWER

                                       AND

                                  SUNTRUST BANK
                       AS ADMINISTRATIVE AGENT AND LENDER

                                       AND

                              BANK OF AMERICA, N.A.
                              AS SYNDICATION AGENT

                                       AND

                           JP MORGAN CHASE BANK, N.A.
                   U. S. BANK, NATIONAL ASSOCIATION, N.A. AND
                        BRANCH BANKING AND TRUST COMPANY
                           AS CO-DOCUMENTATION AGENTS

                                       AND

                             THE OTHER LENDERS FROM
                        TIME TO TIME MADE A PARTY HERETO

                           SUNTRUST ROBINSON HUMPHREY

                  A DIVISION OF SUNTRUST CAPITAL MARKETS, INC.
                        AS LEAD ARRANGER AND BOOK MANAGER

                                                    TABLE OF CONTENTS

                                                                                                                       PAGE
ARTICLE I  DEFINITIONS; CONSTRUCTION.................................................................................     1

      Section 1.1   Definitions......................................................................................     1

      Section 1.2   Classifications of Loans and Borrowings..........................................................    20

      Section 1.3   Accounting Terms and Determination...............................................................    20

      Section 1.4   Terms Generally..................................................................................    20

ARTICLE II   AMOUNT AND TERMS OF THE COMMITMENTS.....................................................................    21

      Section 2.1   General Description of Facilities................................................................    21

      Section 2.2   Revolving Loans..................................................................................    21

      Section 2.3   Procedure for Revolving Borrowings...............................................................    21

      Section 2.4   Swingline Commitment.............................................................................    22

      Section 2.5   Procedure for Swingline Borrowing; Etc. .........................................................    22

      Section 2.6   Funding of Borrowings............................................................................    24

      Section 2.7   Interest Elections...............................................................................    24

      Section 2.8   Optional and Mandatory Reductions and Termination of Commitments.................................    25

      Section 2.9   Repayment of Loans...............................................................................    26

      Section 2.10  Evidence of Indebtedness.........................................................................    26

      Section 2.11  Prepayments......................................................................................    27

      Section 2.12  Interest on Loans................................................................................    27

      Section 2.13  Fees.............................................................................................    28

      Section 2.14  Computation of Interest and Fees.................................................................    29

      Section 2.15  Inability to Determine Interest Rates............................................................    29

      Section 2.16  Illegality.......................................................................................    30

      Section 2.17  Increased Costs..................................................................................    30

      Section 2.18  Funding Indemnity................................................................................    31

      Section 2.19  Taxes............................................................................................    31

      Section 2.20  Payments Generally; Pro Rata Treatment; Sharing of Set-offs......................................    33

      Section 2.21  Mitigation of Obligations; Replacement of Lenders................................................    35

      Section 2.22  Letters of Credit................................................................................    35


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
                                                    TABLE OF CONTENTS
                                                       (continued)
                                                                                                                      PAGE
      Section 2.23  Increase of Revolving Commitments; Additional Lenders............................................  39

ARTICLE III  CONDITIONS PRECEDENT TO LOANS...........................................................................  41

      Section 3.1   Conditions To Effectiveness......................................................................  41

      Section 3.2   Each Credit Event................................................................................  43

      Section 3.3   Delivery of Documents............................................................................  44

ARTICLE IV   REPRESENTATIONS AND WARRANTIES..........................................................................  44

      Section 4.1   Existence; Power.................................................................................  44

      Section 4.2   Organizational Power; Authorization..............................................................  44

      Section 4.3   Governmental Approvals; No Conflicts.............................................................  44

      Section 4.4   Financial Statements.............................................................................  45

      Section 4.5   Litigation and Environmental Matters.............................................................  45

      Section 4.6   Compliance with Laws and Agreements..............................................................  45

      Section 4.7   Investment Company Act, Etc. ....................................................................  45

      Section 4.8   Taxes............................................................................................  45

      Section 4.9   Margin Regulations...............................................................................  46

      Section 4.10  ERISA............................................................................................  46

      Section 4.11  Ownership of Property............................................................................  46

      Section 4.12  Disclosure.......................................................................................  46

      Section 4.13  Labor Relations..................................................................................  47

      Section 4.14  Subsidiaries.....................................................................................  47

      Section 4.15  Personal Holding Company; Subchapter S...........................................................  47

      Section 4.16  Solvency.........................................................................................  47

      Section 4.17  Foreign Assets Control Regulations, Etc. ........................................................  47

      Section 4.18  Capital..........................................................................................  47

ARTICLE V  AFFIRMATIVE COVENANTS.....................................................................................  47

      Section 5.1   Financial Statements and Other Information.......................................................  48

      Section 5.2   Notices of Material Events.......................................................................  49

      Section 5.3   Existence; Conduct of Business...................................................................  50

      Section 5.4   Compliance with Laws, Etc. ......................................................................  50

      Section 5.5   Payment of Obligations...........................................................................  50


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
                                                    TABLE OF CONTENTS
                                                       (continued)
                                                                                                                      PAGE
      Section 5.6   Books and Records................................................................................  50

      Section 5.7   Visitation, Inspection, Etc. ....................................................................  50

      Section 5.8   Maintenance of Properties; Insurance.............................................................  50

      Section 5.9   Use of Proceeds..................................................................................  51

      Section 5.10  Additional Subsidiaries..........................................................................  51

ARTICLE VI  FINANCIAL COVENANTS......................................................................................  52

      Section 6.1   Leverage Ratio...................................................................................  52

      Section 6.2   Interest Charge Coverage Ratio...................................................................  52

      Section 6.3   Consolidated Net Worth...........................................................................  52

ARTICLE VII  NEGATIVE COVENANTS......................................................................................  52

      Section 7.1   Indebtedness.....................................................................................  52

      Section 7.2   Negative Pledge..................................................................................  53

      Section 7.3   Fundamental Changes..............................................................................  53

      Section 7.4   Investments, Loans, Etc. ........................................................................  54

      Section 7.5   Restricted Payments..............................................................................  54

      Section 7.6   Sale of Assets...................................................................................  55

      Section 7.7   Transactions with Affiliates.....................................................................  55

      Section 7.8   Restrictive Agreements...........................................................................  55

      Section 7.9   Sale and Leaseback Transactions..................................................................  56

      Section 7.10  Hedging Agreements...............................................................................  56

      Section 7.11  Amendment to Material Documents..................................................................  56

      Section 7.12  Accounting Changes...............................................................................  56

      Section 7.13  Acquisitions.....................................................................................  56

      Section 7.14  Subsidiaries.....................................................................................  57

      Section 7.15  ERISA Violation..................................................................................  57

ARTICLE VIII   EVENTS OF DEFAULT.....................................................................................  57

      Section 8.1   Events of Default................................................................................  57

ARTICLE IX   THE ADMINISTRATIVE AGENT................................................................................  60

      Section 9.1   Appointment of Administrative Agent..............................................................  60

      Section 9.2   Nature of Duties of Administrative Agent.........................................................  61


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                                                    TABLE OF CONTENTS
                                                       (continued)
                                                                                                                      PAGE
      Section 9.3    Lack of Reliance on the Administrative Agent....................................................  61

      Section 9.4    Certain Rights of the Administrative Agent......................................................  61

      Section 9.5    Reliance by Administrative Agent................................................................  62

      Section 9.6    The Administrative Agent in its Individual Capacity.............................................  62

      Section 9.7    Successor Administrative Agent..................................................................  62

ARTICLE X  MISCELLANEOUS.............................................................................................  63

      Section 10.1   Notices.........................................................................................  63

      Section 10.2   Waiver; Amendments..............................................................................  64

      Section 10.3   Expenses; Indemnification.......................................................................  65

      Section 10.4   Successors and Assigns..........................................................................  67

      Section 10.5   Governing Law; Jurisdiction; Consent to Service of Process......................................  69

      Section 10.6   WAIVER OF JURY TRIAL............................................................................  70

      Section 10.7   Right of Setoff.................................................................................  70

      Section 10.8   Counterparts; Integration.......................................................................  70

      Section 10.9   Survival........................................................................................  70

      Section 10.10  Severability....................................................................................  71

      Section 10.11  Confidentiality.................................................................................  71

      Section 10.12  Interest Rate Limitation........................................................................  71

                             EXHIBITS AND SCHEDULES

EXHIBITS

      Exhibit A             -  Revolving Credit Note
      Exhibit B             -  Assignment and Acceptance
      Exhibit C             -  Subsidiary Guarantee Agreement
      Exhibit D             -  Indemnity, Subrogation and Contribution Agreement
      Exhibit E             -  Acquisition Approval Letter
      Exhibit F             -  Acquisition Informational Package
      Exhibit G             -  Acquisition Pro Forma
      Exhibit H             -  Swingline Note

SCHEDULES

      Schedule 1.1             Revolving Commitments
      Schedule 2.3          -  Notice of Revolving Borrowing
      Schedule 2.7          -  Form of Continuation/Conversion
      Schedule 3.1(b)(v)    -  Form of Secretary's Certificate
      Schedule 3.1(b)(vii)  -  Opinion Letter
      Schedule 4.5          -  Litigation and Environmental Matters
      Schedule 4.14         -  Subsidiaries
      Schedule 5.1(c)       -  Compliance Certificate
      Schedule 7.1          -  Outstanding Indebtedness
      Schedule 7.2          -  Existing Liens
      Schedule 7.4          -  Existing Investments

                           THIRD AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

      THIS THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "AGREEMENT") is made and entered into as of July 28, 2006, by and among AMSURG CORP., a Tennessee corporation (the "BORROWER"), the several banks and other financial institutions from time to time party hereto (the "LENDERS"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "ADMINISTRATIVE AGENT" or "AGENT").

      1. Borrower and certain lenders entered into an Amended and Restated Credit Agreement dated as of May 5, 2000, as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated June 22, 2001, as further amended by that certain Second Amendment to Amended and Restated Revolving Credit Agreement dated February 5, 2003, as further amended by that certain Third Amendment to Amended and Restated Revolving Credit Agreement dated March 4, 2003, as further amended by that certain Fourth Amendment to Amended and Restated Revolving Credit Agreement dated March 10, 2004, and as further amended and restated by that certain Second Amended and Restated Revolving Credit Agreement dated April 22, 2005 (as amended, herein referred to as the "2005 CREDIT AGREEMENT").

      2. The Borrower desires that the credit available to Borrower under the 2005 Credit Agreement be increased and that other lenders be involved in making credit available to the Borrower.

      3. The Borrower further desires to amend and restate the 2005 Credit Agreement as provided herein, and desires that the Lenders, defined herein, establish a $200,000,000 revolving credit facility available to Borrower with a $10,000,000 swingline facility and a $10,000,000 Letter of Credit sub-facility.

      4. Subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments, are willing to establish the requested credit facility available to Borrower.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the 2005 Credit Agreement is amended and restated as set forth herein and the Borrower, the Lenders and the Administrative Agent agree as follows:

                                   ARTICLE I
                            DEFINITIONS; CONSTRUCTION

      SECTION 1.1 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

      "ACQUISITION" shall mean the acquisition by Borrower of a controlling ownership interest in any existing ambulatory surgery center(s) through the formation of a Subsidiary.

      "ACQUISITION APPROVAL LETTER" shall mean a letter executed by Borrower, Administrative Agent and the Required Lenders pursuant to Section 7.13(b) in the form of Exhibit E.

      "ACQUISITION INFORMATION PACKAGE" shall mean information delivered by Borrower to Administrative Agent and Lenders pursuant to Section 7.13(a) and (b) in the form of Exhibit F.

      "ACQUISITION PRO FORMA" shall mean a pro forma statement in the form of and containing the information shown on Exhibit G hereto.

      "ADJUSTED EBITDA" shall mean EBITDA calculated on an annualized trailing six (6) month basis, together with the pro forma EBITDA of any Acquisition annualized from the date of such Acquisition for a period not to exceed six (6) months so long as the calculation thereof is done in a manner reasonably calculated to comply with GAAP and such calculation is detailed in the supporting calculations to the covenant compliance certificate as detailed and measured to the Administrative Agent's reasonable satisfaction.

      "ADJUSTED LIBO RATE" shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.

      "ADMINISTRATIVE AGENT" or "AGENT" shall have the meaning assigned to such term in the opening paragraph hereof and any successor appointed pursuant to the provisions of Section 9.7 herein.

      "ADMINISTRATIVE QUESTIONNAIRE" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by each Lender.

      "AFFILIATE" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

      "AGGREGATE REVOLVING COMMITMENTS" shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding. On the Closing Date, the Aggregate Revolving Commitments equal $200,000,000.

      "AGREEMENT" shall mean this Third Amended and Restated Credit Agreement (including all exhibits hereto), as the same may be amended, modified, or supplemented from time to time.

      "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

      "APPLICABLE MARGIN" shall mean with respect to the Letter of Credit Fee, the Commitment Fee and all Revolving Loans outstanding on any date, the number of basis points per annum determined by reference to the applicable Leverage Ratio in effect on such date in accordance with the table set forth below, provided, that a change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower is required to deliver the financial statements required by Section 5.1(a) or (b) and the compliance certificate required by Section 5.1 (c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such certificate, the Applicable Margin shall be at Level 5 (set forth below) until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined as provided above.

                               Level 1        Level 2             Level 3          Level 4           Level 5
                              ---------    -------------      --------------    --------------     ------------
Leverage Ratio                Less than     Greater than       Greater than      Greater than      Greater than
                                1.00x       or equal to         or equal to      or equal to       or equal to
                                           1.00x and Less     1.50x and Less    2.00x and Less        2.50x
                                             than 1.50x         than 2.00x        than 2.50x

Applicable Margin                50              75                 100              125               150
  for Eurodollar                basis       basis points       basis points      basis points      basis points
  Loans and Letter of          points
  Credit Fee

Applicable Margin                 0              0                   0                0                 0
  for Base Rate Loans          basis        basis points       basis points      basis points      basis points
                               points

Commitment Fee                   15             17.5               20.0              25.0              30.0
                                basis       basis points       basis points      basis points      basis points
                               points

      "ARRANGER" shall mean SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc.

      "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit B attached hereto or any other form approved by the Administrative Agent.

      "AVAILABILITY PERIOD" shall mean the period from the Closing Date to the Maturity Date.

      "BASE RATE" shall mean the higher of (i) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time; plus one-half of one percent (0.50%). The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate. Each change in the Administrative Agent's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

      "BASE RATE BORROWING" shall mean a Borrowing with interest accruing on said Borrowing at the Base Rate, as elected by Borrower.

      "BASE RATE LOAN" shall mean a Loan with interest accruing on said Loan at the Base Rate, as elected by Borrower.

      "BORROWER" shall have the meaning in the introductory paragraph hereof.

      "BORROWING" shall mean a borrowing consisting of (i) Loans of the same Class and Type, made, converted or continued on the same date and in case of Eurodollar Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.

      "BUSINESS DAY" shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Nashville, Tennessee or Atlanta, Georgia are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.

      "CAPITAL EXPENDITURES" shall mean for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth as capital expenditures on a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

      "CAPITAL LEASE OBLIGATIONS" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "CAPITAL STOCK" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "CHANGE IN CONTROL" means the occurrence of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors; or (ii) individuals who at the beginning of this Agreement were directors of Borrower ceasing for any reason to constitute a majority of the Board of Directors of Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of Borrower; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of Borrower (or other securities convertible into such securities) representing

40% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors.

      "CHANGE IN LAW" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or
(iii) compliance by any Lender (or its Applicable Lending Office) (or for purposes of Section 2.17(b), by such Lender's holding company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "CLASS" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.

      "CLOSING DATE" shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

      "COMMITMENT" shall mean a Revolving Commitment and the Swingline Commitment or any combination thereof (as the context shall permit or require).

      "COMMITMENT FEE" shall have the same meaning set forth in Section 2.13(b).

      "CONSOLIDATED INTEREST EXPENSE" shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total cash interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

      "CONSOLIDATED LEASE EXPENSE" shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.

      "CONSOLIDATED NET INCOME" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) any gains attributable to write-ups of assets.

      "CONSOLIDATED NET WORTH" shall mean, as of any date, (a) the total assets of the Borrower and its Subsidiaries that would be reflected as such on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, minus (b) the sum of (i) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, (ii) Minority Interest, and (iii) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP.

      "CONSOLIDATED STATEMENTS OF EARNINGS" shall mean the consolidated statements of earnings provided by Borrower to Lender as part of its consolidated balance sheets pursuant to Section 5.1 herein.

      "CONSOLIDATED STATEMENTS OF OPERATIONS DATA" shall mean such information delivered by Borrower pursuant to Section 5.1(e) hereof setting forth information on the operations of the developed surgery centers and related activities for the Borrower and its Subsidiaries all in a format reasonably acceptable to the Administrative Agent.

      "CONSOLIDATED TOTAL FUNDED DEBT" shall mean, with respect to the Borrower and its Subsidiaries, all Indebtedness which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendable at the option of the Borrower and/or its Subsidiaries, as applicable, to a date one year or more (including an option of the Borrower and/or its Subsidiaries, as applicable, under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof; provided that Consolidated Total Funded Debt shall include, as at any date of determination, any portion of such Indebtedness outstanding on such date which matures on demand or within one year from such date (whether by sinking fund, other required prepayment, or final payment at maturity) and shall also include all Indebtedness of the Borrower for money under a line of credit, guidance line, revolving credit, bankers acceptance facility or similar arrangement for borrowed money, including, without limitation, all unpaid drawings under letters of credit and unreimbursed amounts pursuant to letter of credit reimbursement agreements, regardless of the maturity date thereof.

      "CONTROL" shall mean the power, directly or indirectly, either to (i) vote 10% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling", "Controlled by", and "under common Control with" have meanings correlative thereto.

      "DEBT ISSUANCE" means unsecured Indebtedness of Borrower or any consolidated Subsidiary in the form of senior notes or other publicly or privately placed Indebtedness.

      "DEFAULT" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

      "DEFAULT INTEREST" shall have the meaning set forth in Section 2.12(c).

      "DEFAULT RATE" shall be applicable after any Event of Default has occurred and is continuing, and shall mean that the otherwise then applicable rates and any letter of credit fees shall be increased by two percent (2%) per annum; provided that, for any Eurodollar Loan, at the end of the applicable Interest Period, interest shall accrue at the Base Rate plus the Applicable Margin plus two percent (2%) per annum.

      "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

      "DEVELOPED CENTER INFORMATION PACKAGE" shall mean such information delivered pursuant to Section 5.1(f) hereof setting forth information on Borrower's developed surgery centers all in a format reasonably acceptable to the Administrative Agent.

      "DISPOSITION" (or similar words such as "Dispose") shall mean any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower's or any Subsidiaries' assets (including accounts receivable and Equity Interests of Subsidiaries, but excluding cash) to any other Person (other than to a Wholly-Owned Subsidiary) in a single transaction or series of transactions.

      "DOLLAR(S)" and the sign "$" shall mean lawful money of the United States of America.

      "EBITDA" shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any period, an amount equal to the sum of Consolidated Net Income for such period plus, without duplication, and to the extent deducted in computing Consolidated Net Income for such period, the sum of (a) income taxes, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, determined in accordance with GAAP; and (d) to the extent applicable, stock option compensation costs applicable under (and calculated in accordance with) Statement of Financial Accounting Standards No. 123 (revised 2004) [FAS 123(revised)] as promulgated by the Financial Accounting Standards Board; provided, however, with respect to any Person that became a Subsidiary of, or was merged with or consolidated into, the Borrower or any Wholly Owned Subsidiary during such period, "EBITDA" shall also include the EBITDA of such Person during such period and prior to the date of such acquisition, merger or consolidation; and provided, further, with respect to any Person that ceased to be a Subsidiary, or was the subject of a Disposition during any measurement period, "EBITDA" shall not include the EBITDA of such Person for such measurement period.

      "ELIGIBLE TRANSFEREE" shall mean (a) a Lender; (b) an Affiliate of a Lender or, with respect to any Lender that is an investment fund that invests in commercial loans, any fund that invests in bank loans and is managed by the same investment advisor as such Lender; and (c) any other Person approved by the Administrative Agent and, unless a Default or Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 10.4, the Borrower (such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within ten (10) Business Days after notice of such proposed assignment has been received by the Borrower); provided, however, that neither a Borrower nor an Affiliate of a Borrower shall qualify as an Eligible Transferee.

      "ENVIRONMENTAL LAWS" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Material.

      "ENVIRONMENTAL LIABILITY" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "EQUITY INTERESTS" means, with respect to any Person, any and all shares, partnership, joint venture or other interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Closing Date.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

      "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

      "ERISA EVENT" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "EURODOLLAR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

      "EURODOLLAR BORROWING" shall mean a Borrowing with interest accruing on said Borrowing at the Adjusted LIBO Rate, as elected by Borrower.

      "EURODOLLAR LOAN" shall mean a Loan with interest accruing on said Loan at the Adjusted LIBO Rate, as elected by Borrower.

      "EURODOLLAR RESERVE PERCENTAGE" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "EVENT OF DEFAULT" shall have the meaning provided in Article VIII.

      "EXCLUDED TAXES" shall mean with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise, or other taxes imposed on (or measured by) its net income by the United States of America or any other Governmental Authority, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, and
(b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

      "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent.

      "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that of the Borrower. For purposes of this definition, the United States of America or any State thereof or the District of Columbia shall constitute one jurisdiction.

      "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

      "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "GUARANTEE" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

      "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "HEDGING AGREEMENTS" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values.

      "INDEBTEDNESS" of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 8.1(f), trade payables overdue by more than one hundred twenty (120) days shall be included in this definition (except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses
(i) through (vi) above, excluding Guarantees of shareholders' equity or Capital Stock or surplus or general contingency or deferred tax reserves, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) any obligation under any Hedging Agreements or foreign exchange agreement, (xi) Off-Balance Sheet Liabilities, and (xii) any obligation under asset securitization vehicles.

      "INDEMNIFIED TAXES" shall mean Taxes relating to the indebtedness evidenced hereby, all Loans made hereunder, and all payments to be made by Borrower hereunder, other than Excluded Taxes.

      "INDEMNITY AND CONTRIBUTION AGREEMENT" shall mean the Indemnity, Subrogation and Contribution Agreement of even date herewith, substantially in the form of Exhibit D, among the Borrower, the Wholly Owned Subsidiaries and the Administrative Agent.

      "INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum dated June, 2006 relating to the Borrower, its Subsidiaries, and the transactions contemplated by this Agreement and the other Loan Documents.

      "INTERCOMPANY LOAN" shall mean any loan from the Borrower or any Wholly Owned Subsidiary to any Subsidiary.

      "INTEREST PERIOD" shall mean (a) with respect to any Eurodollar Borrowing, a period of one, two, three or six months, and (b) with respect to a Swingline Loan, a period of such duration not to exceed thirty (30) days, as the Borrower may request and the Swingline Lender may agree in accordance with Section 2.5; provided that:

            (i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of a Eurodollar Borrowing, such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

            (iii) any Interest Period in respect of a Eurodollar Borrowing which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

            (iv) no Interest Period may extend beyond the Swingline Termination Date or the Maturity Date, as the case may be.

      "ISSUING BANK" shall mean SunTrust Bank or any other Lender, each in its capacity as an issuer of Letters of Credit pursuant to Section 2.22.

      "LC COMMITMENT" shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit, which portion is in an aggregate face amount equal to $10,000,000.

      "LC DISBURSEMENT" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

      "LC DOCUMENTS" shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

      "LC EXPOSURE" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

      "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing required to be made available by it hereunder, or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Article II.

      "LENDERS" shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender.

      "LETTER OF CREDIT" shall mean any letter of credit issued pursuant to
Section 2.22 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment.

      "LETTER OF CREDIT FEE" shall mean the same meaning as set forth in Section 2.13(c).

      "LEVERAGE RATIO" shall mean, the ratio of (i) Consolidated Total Funded Debt to (ii) Adjusted EBITDA, as determined as of the end of each calendar quarter on a rolling four quarter basis.

      "LIBOR" shall mean, for any Interest Period, the British Bankers' Association Interest Settlement Rate per annum for deposits in U.S. dollars for a period equal to the Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Bankers' Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two (2) Business Days prior to the first (1st) day of the Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. dollars are offered to the Administrative Agent two (2) Business Days preceding the first (1st) day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. for delivery on the first
(1st) day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Administrative Agent's portion of the relevant Eurodollar Borrowing. Such rates may be adjusted for any applicable reserve requirements.

      "LIEN" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

      "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the LC Documents, all Notices of Borrowing, the Subsidiary Guarantee Agreement, the Indemnity and Contribution

Agreement, the Security Documents, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

      "LOAN PARTIES" shall mean the Borrower and the Wholly Owned Subsidiaries.

      "LOANS" shall mean all Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require.

      "MATERIAL ADVERSE EFFECT" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower and of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent, the Issuing Bank, and the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

      "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $2,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

      "MATURITY DATE" shall mean the earliest of (i) July _____, 2011, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8, and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable.

      "MINORITY INTEREST" means that amount depicted from time to time on Borrower's most current consolidated balance sheet as "Minority Interest" so long as such is calculated on a consistent basis and in accordance with GAAP.

      "MOODY'S" shall mean Moody's Investors Service, Inc.

      "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

      "NET DEBT ISSUANCE PROCEEDS" means with respect to any Debt Issuance, the excess of (a) the gross cash proceeds received by the Borrower and any of its consolidated Subsidiaries, from such Debt Issuance, over (b) all reasonable and customary legal, brokerage and commitment fees and expenses incurred in connection with such Debt Issuance.

      "NET EQUITY PROCEEDS" means, with respect to the sale or issuance by Borrower or any of its consolidated Subsidiaries to any Person of any common stock, warrants or options or the exercise of any such warrants or options, the excess of (a) the gross cash proceeds received by such Person from such sale, exercise or issuance, over (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the Borrower or any consolidated Subsidiary, as applicable, in connection therewith.

      "NET DISPOSITION PROCEEDS" means, with respect to any Disposition, the excess of (a) the gross cash proceeds received by the Borrower or any consolidated Subsidiary from such Disposition and any cash payment received in respect of promissory notes or other non-cash consideration delivered to such party in respect thereof, over (b) the sum of (i) all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred in connection with such Disposition, (ii) all Taxes actually paid or estimated by such party to be payable in cash within the next twelve (12) months in connection with such Disposition, (iii) payments made by such party to retire Indebtedness (other than the Loans or the issuance of any Letter of Credit) where payment of such Indebtedness is required in connection with such Disposition, and (iv) amounts attributable to Minority Interest; provided that if the amount of any estimated Taxes pursuant to clause (ii) exceeds the amount of Taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds.

      "NOTES" shall mean, the Revolving Credit Notes (as applicable) and the Swingline Note.

      "NOTICE OF BORROWING" shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.

      "NOTICE OF CONVERSION/CONTINUATION" shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.7(b) hereof.

      "NOTICE OF REVOLVING BORROWING" shall have the meaning as set forth in
Section 2.3.

      "NOTICE OF SWINGLINE BORROWING" shall have the meaning as set forth in
Section 2.5.

      "OBLIGATIONS" shall mean all amounts owing by the Borrower to the Administrative Agent, the Issuing Bank, or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all reasonable fees and expenses of counsel to the Administrative Agent and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof.

      "OFF-BALANCE SHEET LIABILITIES" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called "synthetic" lease transaction or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

      "OTHER INVESTMENTS" shall mean Investments other than Permitted Investments and Investments identified in Section 7.4(a) through (e) herein.

      "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, but specifically excluding all Excluded Taxes.

      "PARTICIPANT" shall have the meaning set forth in Section 10.4(c).

      "PAYMENT OFFICE" shall mean the office of the Administrative Agent located at 303 Peachtree Street, Atlanta, Georgia 30303, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

      "PERMITTED ENCUMBRANCES" shall mean

            (i) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

            (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

            (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (v) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; and

            (vi) easements, zoning restrictions, restrictive covenants, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

provided, that the term "Permitted Encumbrances" shall not include any Lien securing the Obligations.

      "PERMITTED INVESTMENTS" shall mean:

            (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

            (ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within six months from the date of acquisition thereof;

            (iii) certificates of deposit, bankers' acceptances and time deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $1,000,000,000;

            (iv) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above;

            (v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above; and

            (vi) funds held in the grantor trust properly established by Borrower (which shall be subject to the claims of Lenders and general creditors of Borrower) for the non-qualified deferred compensation plan adopted by Borrower entitled the AmSurg Supplemental Executive Retirement Savings Plan (the "RABBI TRUST"), provided that the funds in the Rabbi Trust must be invested solely in any one or more of the Permitted Investments described in clauses (i) through (v) above.

      "PERSON" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

      "PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "PLEDGE AGREEMENT" shall mean any pledge and security agreement in form and substance satisfactory to Administrative Agent, whereby the Borrower and each of its presently existing and hereafter acquired Wholly Owned Subsidiaries pledge and grant to the Administrative Agent on behalf of Lenders a first perfected security interest in Borrower's and each Wholly Owned Subsidiary's presently existing and hereafter acquired right title, and interest in and to any Subsidiary, including without limitation, all partnership interests, limited liability company interests, distributions, payments, general intangibles, accounts, and other tangible and intangible property arising out of or in connection with such Subsidiary; provided that each such pledge and security agreement shall be subject to the Release Provision. Applicable UCC financing statements, as required, shall be executed along with each Pledge Agreement.

      "PRO RATA SHARE" shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender's Revolving Commitment and the denominator of which shall be the sum of all Lenders' Revolving Commitments; or if the Revolving Commitments have been terminated or expired or if the Loans have been declared to be due and payable, a percentage, the numerator of which shall be the sum of such Lender's Revolving Credit Exposure and the denominator of which shall be the sum of the aggregate Revolving Credit Exposure.

      "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

      "REINVESTED PROCEEDS" shall mean proceeds realized from any Disposition which are used to acquire substantially similar property or assets.

      "RELATED PARTIES" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "RELEASE" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Materials into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

      "RELEASE PROVISION" shall mean the agreement made on behalf of the Lenders and set forth in each Pledge Agreement as follows: provided no Default or Event of Default exists hereunder, upon receipt of written notice that the Borrower or such Wholly Owned Subsidiary is transferring a portion of its interest in a Subsidiary to a physician or group of physicians who have a business relationship with the Subsidiary and upon written request of the Borrower or any Wholly Owned Subsidiary that is a party to any Pledge Agreement, accompanied by such documentation as reasonably required by the Administrative Agent, the Administrative Agent is authorized (without further action or consent by the Lenders or Required Lenders) to release the interest being transferred by the Borrower or any Wholly Owned Subsidiary in such Subsidiary, provided that in no event shall such transfer reduce the ownership interest of the Borrower or any Wholly Owned Subsidiary in such Subsidiary below fifty-one percent (51%). The Administrative Agent shall not release the Lien held on behalf of the Lenders against any such Subsidiary if the ownership interest of the Borrower or any Wholly Owned Subsidiary therein is reduced below fifty-one percent (51%).

      "REQUIRED LENDERS" shall mean, at any time, Lenders holding fifty-one percent (51%) or more of the aggregate outstanding Revolving Credit Exposures at such time; or if the Lenders have no

Revolving Credit Exposure, then Lenders holding fifty-one percent (51%) or more of the Aggregate Revolving Commitments.

      "RESPONSIBLE OFFICER" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

      "RESTRICTED PAYMENT" shall have the meaning set forth in Section 7.5.

      "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on the
Schedule 1.1, or in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed pursuant to terms hereof.

      "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans, such Lender's LC Exposure and such Lender's Swingline Exposure.

      "REVOLVING CREDIT NOTE" shall mean, if requested by any Lender, a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender's Revolving Commitment, in substantially the form of Exhibit A.

      "REVOLVING LOAN" shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

      "S&P" shall mean Standard & Poor's.

      "SECURITY DOCUMENTS" shall mean the Stock Pledge Agreement, the Pledge Agreement, along with all UCC financing statements filed in connection with any of the foregoing and any additional documentation delivered pursuant to or executed in connection with the foregoing. On a going forward basis, the defined term "Security Documents" shall include all security documents delivered in accordance with Section 5.10 hereof, along with all additional documentation delivered pursuant to or executed in connection with such security documents.

      "STOCK PLEDGE AGREEMENT" shall mean collectively (a) that certain Stock Pledge Agreement executed by the Borrower in favor of Administrative Agent on behalf of the Lenders in a form acceptable to the Administrative Agent, whereby Borrower pledges to Administrative Agent on behalf of Lenders all of the Capital Stock it presently holds and hereafter acquires in any corporate Subsidiary, and
(b) those certain Stock Pledge Agreements executed by each Wholly Owned Subsidiary owning a fifty-one percent (51%) or greater interest in any corporate Subsidiary in favor of Administrative Agent in a form acceptable to the Administrative Agent, whereby such Wholly Owned Subsidiary pledges to the Administrative Agent on behalf of the Lenders all of the Capital Stock it presently holds or hereafter acquires in any such Subsidiary. The Borrower and each Wholly Owned Subsidiary, as applicable, shall deliver along with each Stock Pledge Agreement the securities described therein, a Reg U Form, and a stock power, all in form and substance satisfactory to the Administrative Agent.

      "SUBSIDIARY" shall mean any corporation, partnership, limited partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are owned, Controlled or held by Borrower, and shall include the Wholly Owned Subsidiaries.

      "SUBSIDIARY GUARANTEE AGREEMENT" shall mean the Subsidiary Guarantee Agreement of even date herewith, substantially in the form of Exhibit C, made by the Wholly Owned Subsidiaries in favor of the Administrative Agent for the benefit of the Lenders.

      "SURGERY CENTER LOCATION REPORT" shall mean a listing of the developed surgery centers of Borrower and its Subsidiaries containing such information and provided in a format reasonably acceptable to the Administrative Agent.

      "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

      "SWINGLINE EXPOSURE" shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated to purchase a participation in accordance with Section 2.5, which shall equal such Lender's Pro Rata Share of all outstanding Swingline Loans.

      "SWINGLINE LENDER" shall mean SunTrust Bank.

      "SWINGLINE LOAN" shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

      "SWINGLINE NOTE" shall mean the promissory note of the Borrower payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, substantially in the form of Exhibit H.

      "SWINGLINE RATE" shall mean for any Interest Period, the rate as offered by the Administrative Agent and accepted by the Borrower. The Borrower is under no obligation to accept this rate and the Administrative Agent is under no obligation to provide it.

      "SWINGLINE TERMINATION DATE" shall mean the date that is thirty (30) Business Days prior to the Maturity Date.

      "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "TYPE" shall mean the distinction between a Base Rate Loan or Borrowing and a Eurodollar Loan or Borrowing.

      "WHOLLY OWNED SUBSIDIARY" shall mean any corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing 100% of the equity or 100% of the ordinary voting power, or in the case of a partnership, more 100% of the general partnership interests are owned, Controlled or held by Borrower.

      "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.2 Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a "Revolving Loan" or "Swingline Loan") or by Type (e.g. a "Eurodollar Loan" or "Base Rate Loan") or by Class and Type (e.g. "Revolving Eurodollar Loan"). Borrowings also may be classified and referred to by Class (e.g. "Revolving Borrowing") or by Type (e.g. "Eurodollar Borrowing") or by Class and Type (e.g. " Revolving Eurodollar Borrowing").

      SECTION 1.3 Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower's independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

      SECTION 1.4 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns,
(iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and

Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated.

                                   ARTICLE II
                       AMOUNT AND TERMS OF THE COMMITMENTS

      SECTION 2.1 General Description of Facilities.

            (a) Facility. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which the Lenders severally agree (to the extent of each Lender's Pro Rata Share up to such Lender's Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.22; (iii) the Swingline Lender agrees to make Swingline Loans in accordance with Section 2.4; and (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and Swingline Loans pursuant to the terms and conditions contained herein; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and the LC Exposure exceed at any time the Aggregate Revolving Commitments from time to time in effect.

            (b) Collateral and Guarantees. The Obligations described herein shall be secured by the following:

                  (i) a lien and perfected security interest in all of the
            property and collateral described in the Security Documents (including without limitation future Security Documents delivered pursuant to Section 5.10 hereof), as amended from time to time;

                  (ii) all other Property of Borrower presently and/or
            subsequently pledged or delivered to Administrative Agent to secure all or a portion of the Indebtedness; and

                  (iii) the Subsidiary Guarantee Agreement, as amended from time to time.

      SECTION 2.2 Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment or (b) the sum of the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitments. During the Availability Period, the Borrower shall be entitled to borrow, repay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

      SECTION 2.3 Procedure for Revolving Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of Schedule
2.3 attached hereto (a "NOTICE OF REVOLVING BORROWING") (x) prior to 11:00 a.m. (Eastern Time) on the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. (Eastern Time) three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing, and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $500,000 and in integral multiples of $100,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $100,000 and in integral multiples of $100,000. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed six (6). Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

      SECTION 2.4 Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (a) the Swingline Commitment then in effect, and (b) the difference between the Aggregate Revolving Commitments and the sum of the aggregate Revolving Credit Exposures of all Lenders; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

      SECTION 2.5 Procedure for Swingline Borrowing; Etc.

            (a) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing ("NOTICE OF SWINGLINE BORROWING") prior to 11:00 a.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day), and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall accrue interest at the Swingline Rate and shall have an Interest Period (subject to the definition thereof) as agreed between the Borrower and the Swingline Lender. The aggregate principal amount of each Swingline Loan shall be not less than $100,000 or a larger multiple of $100,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Loan. The Administrative Agent will notify the Lenders on a quarterly basis if any Swingline Loans occurred during such quarter.

            (b) The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each

      Lender will make the proceeds of its Revolving Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will be used solely for the repayment of such Swingline Loan.

            (c) If for any reason a Revolving Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Revolving Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. If such Swingline Loan bears interest at a rate other than the Base Rate, such Swingline Loan shall automatically become a Revolving Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.

            (d) Each Lender's obligation to make a Revolving Base Rate Loan pursuant to Section 2.5(b) or to purchase the participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender's Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender, or
      (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof at the Federal Funds Rate. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender's participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

            (e) Upon the occurrence of and during the continuance of an Event of Default, the Swingline Lender shall not make new Advances available under the Swingline Commitment except with the written consent of the Required Lenders.

      SECTION 2.6 Funding of Borrowings.

            (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 1:00 p.m. (Eastern Time) to the Administrative Agent at the Payment Office. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower's option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

            (b) Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. (Eastern Time) one (1) Business Day prior to the date of a Borrowing in which such Lender is participating that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate for up to two (2) days and thereafter at the rate specified for such Borrowing. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

            (c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

      SECTION 2.7 Interest Elections.

            (a) Each Borrowing shall be either a Eurodollar Borrowing or a Base Rate Borrowing, as specified by Borrower in the applicable Notice of Borrowing, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall NOT apply to Swingline Borrowings, which may not be converted or continued.

            (b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent prior written notice in the form of Schedule
      2.7 (or telephonic notice promptly confirmed in writing) of each Borrowing (a "NOTICE OF CONVERSION/CONTINUATION") that is to be converted or continued, as the case may be, (x) prior to 11:00 a.m. (Eastern Time) on the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. (Eastern Time) three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify
      (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period". If any such Notice of Continuation/Conversion requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one (1) month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

            (c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

            (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

      SECTION 2.8 Optional and Mandatory Reductions and Termination of Commitments.

            (a) Unless previously terminated, all Revolving Commitments shall terminate on the Maturity Date, except that the Swingline Commitment shall terminate on the Swingline Termination Date.

            (b) Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.8 shall be in an amount of at least $500,000 and any larger multiple of $100,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitments to an amount less than the outstanding Revolving Credit Exposures of all Lenders. Any such reduction in the Aggregate Revolving Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the Swingline Commitment and the LC Commitment.

            (c) The Borrower shall reduce the Aggregate Revolving Commitments by an amount equal to fifty percent (50%) of Net Disposition Proceeds, which do not become Reinvested Proceeds within one hundred eighty (180) days of receipt thereof, arising from any Disposition in which $20,000,000 or more in consideration is given or exchanged or the fair market value of such assets exceeds $20,000,000, provided that such reduction shall be made in a manner calculated to the greatest extent possible to avoid the Borrower's having liability under Section 2.18 hereunder. For the purpose hereof, the consideration given or exchanged shall include the sum of (i) all cash paid and/or Indebtedness assumed, plus (ii) the principal amount of any promissory notes given, plus (iii) the value of any stock or other property given or transferred in connection therewith.

      SECTION 2.9 Repayment of Loans.

            (a) The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Maturity Date.

            (b) The principal amount of each Swingline Borrowing shall be due and payable (together with accrued interest thereon) on the earlier of (i) the last day of the Interest Period applicable to such Borrowing, and (ii) the Swingline Termination Date.

      SECTION 2.10 Evidence of Indebtedness.

            (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (iv) the Revolving Commitment of each Lender, (v) the amount of each Loan made hereunder by each Lender, along with the Class and Type and the Interest Period applicable thereto, (vi) the date of each continuation thereof pursuant to Section 2.7, (vii) the date of each conversion of all or a portion thereof pursuant to Section 2.7, (viii) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (ix) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender's Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the

      Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

            (b) At the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will execute and deliver to each Lender a Revolving Credit Note, and, in the case of the Swingline Lender only, a Swingline Note, payable to the order of such Lender.

      SECTION 2.11 Prepayments.

            (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than three (3) Business Days prior to any such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.12; provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.18. Each partial prepayment of any Loan shall not be less than $500,000 or a larger multiple of $100,000. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

            (b) Mandatory Prepayments. The Borrower shall be required to make mandatory principal prepayments of the Revolving Loans in an amount equal to one hundred percent (100%) of: (i) Net Disposition Proceeds from any Disposition in which the consideration received by Borrower and its Subsidiaries exceeds $5,000,000, but only if such Net Disposition Proceeds do not become Reinvested Proceeds within one hundred eighty (180) days after receipt thereof; (ii) Net Debt Issuance Proceeds which are not used for Acquisitions permitted by Section 7.13 within one hundred eighty (180) days after receipt thereof; and (iii) Net Equity Proceeds, with such prepayment to be made within three (3) Business Days after receipt thereof; provided that so long as no Default exists the payment of mandatory principal prepayments required hereunder shall be made in such manner and on such date as is reasonably calculated to enable Borrower to avoid the costs specified in Section 2.18(a) herein.

      SECTION 2.12 Interest on Loans.

            (a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time.

            (b) The Borrower shall pay interest on each Swingline Loan at the Swingline Rate.

            (c) While an Event of Default exists, the Borrower shall pay interest at the Default Rate ("DEFAULT INTEREST").

            (d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable monthly in arrears on the last day of each calendar month and on the Maturity Date. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months or ninety (90) days, respectively, on each day which occurs every three months or ninety (90) days, as the case may be, after the initial date of such Interest Period, and on the Maturity Date. Interest on each Swingline Loan shall be payable on the maturity of such Loan, which shall be the earlier of: (i) the last day of the Interest Period applicable thereto, or (ii) the Swingline Termination Date. Interest on any Loan which is converted or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand. Borrower must make all interest payments prior to 1:00 p.m. (Eastern Time) on the applicable due date in immediately available funds, free and clear of all defenses, set-offs, counterclaims, or withholdings or deductions for taxes.

            (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

      SECTION 2.13 Fees.

            (a) Fee Letter. On or before the Closing Date, Borrower shall pay to the Administrative Agent and Arranger those fees set forth in that certain Fee Letter dated June 5, 2006 and executed by Borrower, Administrative Agent and Arranger.

            (b) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the "COMMITMENT FEE"), which shall accrue at the Applicable Margin for Commitment Fee on the average daily, unused portion of the Revolving Commitment of such Lender during the Availability Period. Accrued Commitment Fees shall be payable to the Administrative Agent (for distribution to the Lenders) in arrears on the last day of each March, June, September and December of each year and on the Maturity Date, commencing on the first such date after the Closing Date. The Commitment Fee shall be calculated on the basis of a year of 360-days for the actual number of days in each year. For the purpose of this paragraph, the "unused portion of the Revolving Commitment" shall mean the aggregate Revolving Commitment less an amount equal to all outstanding Revolving Loans, less an amount equal to the LC Exposure. For the purpose of calculating the Commitment Fee, Loans under the Swingline Commitment shall not be deemed usage under the Revolving Commitment.

            (c) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee (the "LETTER OF CREDIT FEE") with respect to its participation in each Letter of Credit, which shall accrue at the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Maturity Date) and (ii) to the Issuing Bank for its own account a facing fee, which shall accrue at the rate of 12.5 basis points per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably canceled, whichever is later), as well as the Issuing Bank's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

      SECTION 2.14 Computation of Interest and Fees.

            (a) Fees and Eurodollar Loans. All computations of interest on Eurodollar Loans and fees hereunder shall be made on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

            (b) Base Rate Loans. All computations of interest on Base Rate Loans hereunder shall be made on the basis of a year of three hundred sixty-five
      (365) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

      SECTION 2.15 Inability to Determine Interest Rates. If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurodollar

Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, then such Borrowing shall be made as a Base Rate Borrowing.

      SECTION 2.16 Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Borrowing, such Lender's Revolving Loan shall be made as a Base Rate Loan as part of the same Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

      SECTION 2.17 Increased Costs.

            (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the eurodollar interbank market any other condition affecting this Agreement, or any Letter of Credit, or any Eurodollar Loans made by such Lender;

and the result of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within five (5) Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender for such additional costs incurred or reduction suffered.

            (b) If any Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital (or on the capital of such Lender's parent corporation) as a consequence of its obligations hereunder to a level below that which such Lender or such Lender's parent corporation could have achieved but for such Change in Law (taking into consideration such Lender's policies or the policies of such Lender's parent corporation with respect to capital adequacy) then, from time to time, within ten (10) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Lender's parent corporation for any such reduction suffered.

            (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender's parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender such amount or amounts within ten (10) days after receipt thereof.

            (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation.

      SECTION 2.18 Funding Indemnity. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, repay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this
Section 2.18 submitted to the Borrower by any Lender shall be conclusive, absent manifest error.

      SECTION 2.19 Taxes.

            (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the Issuing Bank, or any Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrower shall indemnify the Administrative Agent, the Issuing Bank, and each Lender within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, the Issuing Bank, or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) two (2) duly completed copies of Internal Revenue Service Form 1001 or 4224, or any successor form thereto, as the case may be, certifying in each case that such Foreign Lender is entitled to receive payments made by the Borrower hereunder and under the Notes payable to it, without deduction or withholding of any United States federal income taxes and (ii) a duly completed Internal Revenue Service Form W-8 or W-9, or any successor form thereto, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall deliver to the Borrower and the

      Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each such Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that: (i) it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose), or (ii) it does not qualify for an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located.

            (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form pursuant to Section 2.19(e), such Lender shall not be entitled to indemnification under this
      Section 2.19 or Section 10.3 with respect to any Indemnified Taxes or Other Taxes which would not have been payable had such form been so provided; provided that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Indemnified Taxes because of its failure to deliver a form required hereunder, the Borrower, at such Lender's cost, shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Indemnified Taxes (it being understood, however, that the Borrower shall have no liability to such Lender in respect of such Indemnified Taxes).

      SECTION 2.20 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

            (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees or reimbursement of LC Disbursements or of amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to 1:00 p.m. (Eastern Time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent or to the Issuing Bank at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.17, 2.18 and 2.19 and 10.3 shall be made - directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto - is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b), Section 2.7(b), Section 2.20(d), Section 2.22(c) or (d), or 10.3(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      SECTION 2.21 Mitigation of Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (iv) would eliminate or reduce amounts payable under Section 2.17 or Section 2.19, as the case may be, in the future and (v) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

      SECTION 2.22 Letters of Credit.

            (a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.22(d), agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Maturity Date; (ii) each Letter of Credit shall be in a stated amount of at least $100,000; and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate LC Exposure, plus the aggregate outstanding Revolving Loans and Swingline Exposure of all Lenders would exceed the Aggregate Revolving Commitments. Upon the issuance of each Letter of Credit each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation. Upon the occurrence of and during the continuance of an Event of Default, the Issuing Bank shall not issue any new Letters of Credit under the LC Commitment except with the written consent of the Required Lenders.

            (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit , the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require;

      provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

            (c) At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.22(a) or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank's usual and customary business practices.

            (d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. (Eastern Time) on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedents set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.6. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

            (e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender's obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

            (f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) of this Section 2.22 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Default Rate.

            (g) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of
      Section 8.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an

      Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

            (h) Promptly following the end of each fiscal quarter, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit outstanding at the end of such fiscal quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

            (i) The Borrower's obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

                  (i) Any lack of validity or enforceability of any Letter of
            Credit or this Agreement;

                  (ii) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                  (iii) Any draft or other document presented under a Letter of
            Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) Payment by the Issuing Bank under a Letter of Credit
            against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

                  (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; or

                  (vi) The existence of a Default or an Event of Default.

      Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (j) Each Letter of Credit shall be subject to the International Standby Practices 98 (ISP 98) published by the International Chamber of Commerce, as revised from time to time and to the extent not inconsistent therewith, the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time, and, to the extent not inconsistent with ISP 98 and the UCP referenced above, the governing law of this Agreement set forth in Section 10.5.

      SECTION 2.23 Increase of Revolving Commitments; Additional Lenders.

            (a) So long as no Default or Event of Default has occurred and is continuing, Borrower may, from time to time during the term of this Agreement, upon prior notice to the Administrative Agent (which shall promptly notify each Lender following its receipt thereof), propose to increase the Aggregate Revolving Commitments from $200,000,000 up to an aggregate amount that would not exceed $300,000,000 (the amount of any such increase referred to herein as the "ADDITIONAL COMMITMENT AMOUNT"). Each Lender shall have the right for a period of ten (10) Business Days following receipt of such notice to elect by written notice to the Borrower and the Administrative Agent to increase its Revolving Commitment by a principal amount equal to its Pro Rata Share of the Additional Commitment Amount. No Lender shall have any obligation to increase its Revolving Commitment and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender. Any Lender which does not respond within such ten
      (10) Business Day period shall be deemed to have advised the Administrative Agent and the Borrower that it elected not to increase its Revolving Commitment.

            (b) If any one or more Lenders shall elect not to increase its Revolving Commitment pursuant to subsection (a) of this Section (each a "NON-CONSENTING LENDER"), the Administrative Agent shall, promptly after the end of such ten (10) Business Day period or promptly after the date the Administrative Agent shall have received all written responses from the Lenders, whichever shall occur first, notify all other Lenders (the "CONSENTING

      LENDERS") of the amount of the Additional Commitment Amount that remains unsubscribed (the "UNSUBSCRIBED AMOUNT"). Each such Consenting Lender shall have the right for a period of five (5) Business Days following receipt of such notice to elect by written notice to the Borrower and the Administrative Agent to increase its Revolving Commitment by a principal amount up to the remaining Unsubscribed Amount. The sum of the increases in the Revolving Commitments of the Consenting Lenders pursuant to subsections (a) and (b) of this Section shall not in the aggregate exceed the Additional Commitment Amount; provided, however, that if accepted by the Borrower, and - subject to the right of any Consenting Lender to promptly revoke its prior election to increase its Revolving Commitment in such event, such increases in the Revolving Commitments of the Consenting Lenders may exceed the Unsubscribed Amount (but shall in no event cause the Aggregate Revolving Commitments in effect to exceed $300,000,000). If the sum of the additional increases in the Revolving Commitments of the Consenting Lenders pursuant to this subsection (b) exceeds the Unsubscribed Amount, or any greater amount accepted by the Borrower as provided in the immediately preceding sentence, then the additional increases in Revolving Commitments pursuant to this subsection (b) shall be reduced as determined by the Administrative Agent in its discretion such that the amount of the Consenting Lenders' Revolving Commitments increased pursuant to this subsection (b) shall not exceed the Unsubscribed Amount or such greater amount, as applicable.

            (c) If the Consenting Lenders shall not increase their Revolving Commitments pursuant to subsection (a) and (b) of this Section in an amount equal to the Additional Commitment Amount, then not later than five
      (5) Business Days prior to the effective date of the increase in the Revolving Commitments, the Borrower may designate in writing to the Administrative Agent other banks or financial institutions which at the time agree to become parties to this Agreement (each an "ADDITIONAL LENDER"); provided that any new bank or financial institution must be reasonably acceptable to the Administrative Agent. The sum of the increases in the Revolving Commitments of the Consenting Lenders pursuant to subsections (a) and (b), plus the Commitments of the Additional Lenders pursuant to this subsection (c), shall not in the aggregate exceed the Additional Commitment Amount.

            (d) An increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.23 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, by each Additional Lender and by each Consenting Lender, setting forth the new Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate authorization on the part of the Borrower with respect to the increase in the Revolving Commitments, such opinions of counsel for the Borrower with respect to the increase in the Revolving Commitments as the Administrative Agent may reasonably request, and such other certificates and documents as the Administrative Agent may reasonably request.

            (e) Upon the acceptance of any such agreements and documentation by the Administrative Agent, the Aggregate Revolving Commitments shall automatically be increased by the amount of the Revolving Commitments added through such agreements and this Agreement shall automatically be deemed amended to reflect the Revolving

      Commitments of all Lenders after giving effect to such additional Revolving Commitments and Additional Lenders, as applicable.

            (f) Upon any increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.23 that is not shared by all Lenders in accordance with their Pro Rata Shares immediately prior to such increases, and effective upon such increase, the amount of the participations held by the Lenders (including any Additional Lenders) in the Revolving Credit Exposure shall be adjusted such that, after giving effect to such adjustments, each Lender (including each Additional Lender) shall hold participations in each such Revolving Credit Exposure in the proportion of its respective Revolving Commitment bears to the aggregate Revolving Commitments after giving effect to such increase.

      SECTION 2.24 Replacement of Lenders. (i) If any Lender becomes a Defaulting Lender, or (ii) upon the occurrence of an event giving rise to the operation of Section 2.16, Section 2.17 or Section 2.19 with respect to any Lender which results in such Lender charging to the Borrower increased costs or such other amounts due thereunder, the Borrower shall have the right, if no Default or Event of Default then exists, and if no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the "REPLACED LENDER") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "REPLACEMENT LENDER") and each of whom shall be required to be reasonably acceptable to the Administrative Agent; provided, that (i) at the time of any replacement pursuant to this Section, the Replacement Lender shall enter into one or more Assignment and Acceptance pursuant to Section 10.4 (and with all fees payable pursuant to said Section to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all LC Disbursements that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (III) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender, (y) the Issuing Bank an amount equal to such Replaced Lender's Pro Rata Share of any LC Disbursements (which at such time remains unpaid) to the extent such amount was not theretofore funded by such Replaced Lender to the Issuing Bank, and (z) the Swingline Lender an amount equal to such Replaced Lender's Pro Rata Share of any Swingline Loan to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender, and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptance, the payment of amounts referred to in clauses (i) and (ii) above and delivery, if requested by the Replacement Lender, of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

                                  ARTICLE III
               CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

      SECTION 3.1 Conditions To Effectiveness. The obligations of the Lenders (including the Swingline Lender) to make Loans hereunder and the obligation of the Issuing Bank to issue any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).

            (a) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or Arranger.

            (b) The Administrative Agent (or its counsel) shall have received the following:

                  (i) a counterpart of this Agreement signed by or on behalf of each party thereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

                  (ii) duly executed Notes payable to any Lender requesting
            delivery of such;

                  (iii) duly executed Subsidiary Guarantee Agreements and
            Indemnity and Contribution Agreements;

                  (iv) duly executed Security Documents, along with such
            additional Security Documents as may be required pursuant to the terms of this Agreement as of the Closing Date;

                  (v) a certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

                  (vi) certified copies of the articles of incorporation or
            other charter documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

                  (vii) a favorable written opinion of Bass, Berry & Sims, PLC, counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

                  (viii) a certificate, dated the Closing Date and signed by a
            Responsible Officer, confirming compliance with the conditions set forth in paragraph (a), (b) and (c) of Section 3.2;

                  (ix) if required by the Administrative Agent, a duly executed funds disbursements agreement;

                  (x) certified copies of all required consents, approvals,
            authorizations, registrations, and filings required to be made or obtained by the Borrower and all Loan Parties in connection with this Agreement, together with any information or documentation reasonably required by the Administrative Agent to confirm that all such consents and approvals are in full force and effect and all applicable waiting periods have expired without any action being taken by any Person that would restrain, prevent, or impose any material adverse conditions on the transactions contemplated by this Agreement;

                  (xi) satisfactory review by the Administrative Agent of the financial statements referenced in Section 4.4 herein;

                  (xii) certificates of insurance issued on behalf of insurers of the Loan Parties describing in reasonable detail the types and amounts of insurance (property and liability) maintained by the Loan Parties;

                  (xiii) all fees and expenses (including without limitation all filing fees, recording costs, indebtedness tax, and similar fees) required hereunder or under any letter agreement executed by Borrower in connection with the Loan Documents;

                  (xiv) duly executed Notices of Borrowing;

                  (xv) receipt of a certificate from Borrower of any other
            information required by the Administrative Agent confirming that there is no action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect; and

                  (xvi) receipt of all other documents and information as the
            Administrative Agent reasonably requests.

      SECTION 3.2 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew, or extend any Letter of Credit is subject to the satisfaction of the following conditions:

            (a) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal, or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;

            (b) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto;

            (c) since the date of the most recent financial statements of the Borrower described in Section 5.1(a), there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect; and

            (d) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

      Each Borrowing and each issuance, amendment, extension, or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b) and (c) of this Section 3.2.

      SECTION 3.3 Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

      SECTION 4.1 Existence; Power. The Borrower and each of its Subsidiaries
(i) is duly organized, validly existing and in good standing as a corporation, limited liability company, or limited partnership, as the case may be, under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 4.2 Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, stockholder, member, or partner, action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms.

      SECTION 4.3 Governmental Approvals; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) to the Borrower's knowledge, will not violate any applicable law or regulation or any order of any Governmental Authority, and will not violate the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries,
(c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

      SECTION 4.4 Financial Statements. The Borrower has furnished to each Lender the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ending December 31, 2005, and the related consolidated statements of income, shareholders' equity and cash flows, audited by independent public accountants of recognized national standing and prepared in accordance with GAAP. Since December 31, 2005, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

      SECTION 4.5 Litigation and Environmental Matters.

            (a) Except for matters set forth on Schedule 4.5(a), no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries
      (i) that is not covered fully by insurance and as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

            (b) Except for the matters set forth on Schedule 4.5(b), neither the Borrower nor any of its Subsidiaries (i) has failed to comply in any material respect with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability,
      (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      SECTION 4.6 Compliance with Laws and Agreements. Neither the Borrower nor any Subsidiary has knowingly violated (a) any applicable laws, rules, regulations and orders of any Governmental Authority which have a reasonable likelihood of resulting in a Material Adverse Effect, and (b) any indentures, agreements or other instruments binding upon it or its properties, except where such violation, either singularly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default under or breach of any agreement or contract, the effect of which would be to cause a Material Adverse Effect.

      SECTION 4.7 Investment Company Act, Etc. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

      SECTION 4.8 Taxes. The Borrower and its Subsidiaries have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves.

      SECTION 4.9 Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable margin regulations. The Borrower and its Subsidiaries are in full compliance with, and have not violated or allowed to be violated, any provision of, any of the regulations T, U, or X, and any laws and regulations to employee benefit plans.

      SECTION 4.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

      SECTION 4.11 Ownership of Property.

            (a) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its real and personal property material to the operation of its respective business.

            (b) Each of the Borrower and its Subsidiaries has good and marketable title to and ownership of all of the material assets described as being owned by Borrower or its Subsidiaries in the Borrower's most recent consolidated financial statements, free and clear of all Liens, except for Permitted Encumbrances and those other Liens allowed by Section 7.2.

            (c) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, tradenames, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

      SECTION 4.12 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      SECTION 4.13 Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, except those that could not reasonably be expected to have a Material Adverse Effect and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority, except those that could not reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.14 Subsidiaries. Schedule 4.14 sets forth the names of, the address of, the states of incorporation or organization, and the ownership interest of the Borrower in each Subsidiary as of the Closing Date. The Borrower uses no trade names.

      SECTION 4.15 Personal Holding Company; Subchapter S. Neither Borrower nor any Subsidiary is a "personal holding company" as defined in Section 542 of the Code, and neither Borrower nor any Subsidiary is a "Subchapter S" corporation within the meaning of the Code.

      SECTION 4.16 Solvency. Borrower and each Subsidiary are solvent as of the date hereof and shall remain solvent at all times hereafter. Borrower and each Subsidiary are generally paying their respective debts as they mature and the fair value of Borrower's and such Subsidiary's assets substantially exceeds the sum total of their respective liabilities.

      SECTION 4.17 Foreign Assets Control Regulations, Etc. Neither the making of any Loan nor the use of the proceeds thereof will violate (a) the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "PATRIOT ACT") or (c) Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism). Without limiting the foregoing, neither Borrower nor any of its Subsidiaries is or will become a "blocked person" as described in Section 1 of such Executive Order or engages or will engage in any dealings or transactions with, or is otherwise associated with, any such blocked person.

      SECTION 4.18 Capital. Borrower now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is engaged.

                                   ARTICLE V
                              AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of and interest on any Loan or any fee or LC Disbursements remains unpaid or any Letter of Credit remains outstanding:

      SECTION 5.1 Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent and each Lender (subject to Section 10.1(b)):

            (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, a copy of the annual unqualified audited report for such fiscal year for the Borrower and its Subsidiaries, containing a consolidated and unaudited consolidating balance sheet and income statement of the Borrower and its Subsidiaries as of and for the end of such fiscal year and the related consolidated statements of shareholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth for the consolidated statements only in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by Deloitte & Touche, LLP or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the then elapsed portion of such fiscal year and the related unaudited consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth for the consolidated statements only in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Officer in the form of Schedule 5.1(c), (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Article VI and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) within ninety (90) days after the end of each fiscal year, the Borrower shall provide to the Administrative Agent its consolidated annual budget;

            (e) within forty-five (45) days after the end of each fiscal quarter, the Borrower shall provide to the Administrative Agent its Consolidated Statements of Operations Data, with quarterly operating history;

            (f) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Developed Center Information Package, including the Surgery Center Location Report for existing surgery centers, together with the information submitted to the Board of Directors for each new surgery center acquired during the prior fiscal quarter;

            (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

            (h) promptly upon receipt of copies of any management letters delivered to Borrower by its auditors and promptly following any request therefore, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

      SECTION 5.2 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender (subject to Section 10.1(b)) prompt written notice of the following:

            (a) the occurrence of any Default or Event of Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability, and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $100,000; and

            (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

      Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 5.3 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect: (i) its legal existence, and (ii) its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business except where such failure would not cause a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 7.3.

      SECTION 5.4 Compliance with Laws, Etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements (including, without limitation, environmental laws, employee benefits laws, and ERISA) of any Governmental Authority applicable to its properties, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.5 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (b) the validity or amount thereof is being contested in good faith by appropriate proceedings, (c) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.6 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

      SECTION 5.7 Visitation, Inspection, Etc. To the extent permitted by applicable law, the Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent, to visit and inspect its properties, to make field audits, to examine its books and records (excluding any confidential patient records required by law to be excluded from such examination) and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent may reasonably request after reasonable prior notice to the Borrower, provided that the Administrative Agent may not make field audits at any one location more than once in every twelve (12) months without the consent of the Borrower.

      SECTION 5.8 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, subject to ordinary wear and tear except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

      SECTION 5.9 Use of Proceeds. Borrower will use the proceeds of the Loan to refinance the Indebtedness evidenced by the 2005 Credit Agreement and thereafter to finance general corporate needs, including working capital, Capital Expenditures, newly developed surgery centers, share repurchases, and for permitted Acquisitions, all in accordance with the terms hereof. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes.

      SECTION 5.10 Additional Subsidiaries.

            (a) If any additional Wholly Owned Subsidiary is acquired or formed by Borrower, the Borrower shall within fifteen (15) Business Days after such Wholly Owned Subsidiary is acquired or formed: (i) if such Wholly Owned Subsidiary is a corporation, execute a Stock Pledge Agreement pledging to the Administrative Agent on behalf of Lenders all of the stock or other evidence of ownership interest it presently holds and acquires in such Wholly Owned Subsidiary, and the Borrower shall deliver along with such Stock Pledge Agreement or amendment the securities described therein, a Reg U form, and a stock power, all in form and substance satisfactory to Administrative Agent, (ii) if such Wholly Owned Subsidiary is not a corporation, execute such security agreements as are reasonably satisfactory to the Administrative Agent pledging to the Administrative Agent on behalf of Lenders all of the ownership interest the Borrower holds and acquires in such Wholly Owned Subsidiary, including, without limitation, all presently existing and hereafter arising right, title, and interest in and to distributions, payments, general intangibles, accounts, and other tangible and intangible property and (iii) cause such Wholly Owned Subsidiary to execute a Subsidiary Guarantee Agreement and an Indemnity and Contribution Agreement (or appropriate amendments or joinders to the existing Subsidiary Guarantee Agreement and Indemnity and Contribution Agreement). Administrative Agent is hereby authorized to file such UCC financing statements necessary to perfect the security interests described herein, all without the necessity of Borrower's execution thereof.

            (b) If any Subsidiary (other than a Wholly Owned Subsidiary) is acquired or formed by a Wholly Owned Subsidiary or the Borrower, the applicable Wholly Owned Subsidiary or Borrower, as applicable, within ten
      (10) Business Days after such Subsidiary is acquired or formed, shall, subject to the Release Provision, execute a Pledge Agreement, pledging its interest in such Subsidiary, and in the event such Subsidiary is not a corporation, execute such security agreements as are reasonably satisfactory to the Administrative Agent pledging to the Administrative Agent on behalf of the Lenders the ownership interest that the Borrower or such applicable Wholly Owned Subsidiary holds and acquires in such Subsidiary. Administrative Agent is hereby authorized to file such UCC financing statements necessary to perfect the security interest described herein, all without the necessity of Borrower's or such Wholly Owned Subsidiary's execution thereof.

            (c) In connection with the acquisition or formation of any Wholly Owned Subsidiary or other Subsidiary referenced in subparts (a) and (b) above, the Borrower shall also cause the Administrative Agent to receive simultaneously with the documentation referenced above the resolution of the respective Person executing such documentation and an opinion letter issued by Borrower's legal counsel regarding such matters as may be reasonably required by the Administrative Agent, all without the necessity of Borrower's execution thereof.

      SECTION 5.11 Security Documents.

            (a) (a) The Borrower will cooperate with the Administrative Agent to cause an annual review to be undertaken of the Security Documents and the procedures required for compliance by any Loan Party with the requirements contained therein and in Section 5.10 herein, and following such review the Borrower will, and will cause each Loan Party, to undertake any actions and implement such procedures to maintain compliance by each Loan Party with the requirements, purpose, and intent of the Security Documents and Section 5.10 herein.

            (b) The Borrower agrees that upon the occurrence of an Event of Default, or at any such other time in the reasonable discretion of the Required Lenders or the Administrative Agent and after consultation with the Borrower, the Administrative Agent may cause to be filed any such UCC financing statements (and amendments thereto) as it deems necessary to perfect the security interests described in the Security Documents and/or to comply with any federal, state, or local governmental requirements, and that in connection with such filing, cause all fees, indebtedness taxes, or other charges to be paid, all without the necessity of Borrower's or such Loan Party's execution thereof, at Borrower's expense, which Borrower agrees to pay to the Administrative Agent immediately upon receipt of written notice thereof.

                                   ARTICLE VI
                               FINANCIAL COVENANTS

      The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

      SECTION 6.1 Leverage Ratio. The Borrower shall maintain, on a consolidated basis and as calculated at the end of each calendar quarter, a Leverage Ratio of not greater than 2.75 to 1.00.

      SECTION 6.2 Interest Charge Coverage Ratio. The Borrower shall maintain, on a consolidated basis and as calculated at the end of each calendar quarter on a rolling four quarter basis, a ratio of (a) the sum of (i) Adjusted EBITDA, plus (ii) Consolidated Lease Expense to (b) the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Lease Expense of not less than 2.00 to 1.00.

      For the purpose of calculating the Interest Charge Coverage Ratio as set forth above, the Borrower shall calculate the ratio in a manner consistent with the calculation of Adjusted EBITDA, provided that such calculations are done in a manner reasonably calculated to comply with GAAP and the calculations are detailed and measured to the Administrative Agent's reasonable satisfaction.

      SECTION 6.3 Consolidated Net Worth. The Borrower, on a consolidated basis, shall maintain at all times a Consolidated Net Worth, as measured on the last day of each fiscal quarter, of not less than (a) $250,425,300, plus (b) fifty percent (50%) of its cumulative positive Consolidated Net Income since December 31, 2005 plus (c) one hundred percent (100%) of the net proceeds received from the issuance, sale, or disposition of the Borrower's Capital Stock (common, preferred, or special), converted into or exchanged for Capital Stock, and any rights, options, warrants, and similar instruments from December 31, 2005 to any date of determination less (d) the amount equal to Borrower's treasury stock purchases permitted by Section 7.5(a) herein up to but not in excess of an aggregate amount equal to $50,000,000 measured from December 31, 2005 to any date of determination.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

      The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on any Loan remains unpaid or any fee or LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

      SECTION 7.1 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness arising under the Loan Documents;

            (b) Indebtedness existing on the date hereof and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof (all Indebtedness existing on the date hereof with a principal or committed amount outstanding equal to or greater than $250,000 is set forth on Schedule 7.1 attached hereto);

            (c) Intercompany Loans not to exceed in the aggregate at any time outstanding an amount equal to forty percent (40%) of the sum of Adjusted EBITDA, plus expense attributed to minority interest as identified as the line item "minority interest" on Borrower's Consolidated Statements of Earnings;

            (d) Indebtedness in respect of obligations under Hedging Agreements permitted by Section 7.10; and

            (e) Indebtedness that does not exceed $20,000,000 in the aggregate, inclusive of all amounts referenced in Section 7.1(b) above, but specifically excluding all amounts referred in Sections 7.1(a), 7.1(c), and 7.1(d) above.

      SECTION 7.2 Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

            (a) Liens created in favor of the Administrative Agent for the benefit of the Lenders pursuant to the Loan Documents;

            (b) Permitted Encumbrances;

            (c) any Liens on any property or asset of the Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary; and

            (d) Liens securing the Indebtedness permitted under Section 7.1(c) and/or 7.1(e) above; and

            (e) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (d) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

      SECTION 7.3 Fundamental Changes.

            (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided, that if any party to such merger is a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the surviving Person, (iii) any Subsidiary may merge into the Borrower if Borrower is the surviving Person, and (iv) any Subsidiary (other than a Wholly Owned Subsidiary) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.

            (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

      SECTION 7.4 Investments, Loans, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "INVESTMENTS"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, except:

            (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries);

            (b) Permitted Investments;

            (c) Intercompany Loans not to exceed the amount specified in Section 7.1(c) herein;

            (d) loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses not to exceed $250,000 in the aggregate outstanding amount;

            (e) Hedging Agreements permitted by Section 7.10; and

            (f) Other Investments which in the aggregate do not exceed
      $2,500,000.

      SECTION 7.5 Restricted Payments.

            (a) Except for dividends payable from a Wholly Owned Subsidiary to the Borrower, the Borrower will not, and will not permit any of its corporate Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of treasury stock (each, a "RESTRICTED PAYMENT"); provided however, that at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, the Borrower shall be permitted to purchase in the aggregate after December 31, 2005 and continuing during the term of this Agreement treasury stock totaling no greater than $50,000,000 plus fifty percent (50%) of its cumulative positive Consolidated Net Income since the December 31, 2005;

            (b) Upon the occurrence, and during the continuance of, a Default or Event of Default, Borrower will not, and will not permit any of its corporate Subsidiaries to, pay or make, or agree to pay or make, directly or indirectly, any principal payments against any Intercompany Loans; and

      SECTION 7.6 Sale of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of to any Person other than to Borrower or a Wholly Owned Subsidiary, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's common stock to any Person other than the Borrower or a Wholly Owned Subsidiary (or to qualify directors if required by applicable law), except:

            (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

            (b) the sale of inventory and Permitted Investments in the ordinary course of business; and

            (c) subject to Section 2.11(b), the sale or other disposition of such assets in an amount not to exceed in the aggregate five percent (5%) of the Borrower's consolidated total assets as determined as of the date of any sale or disposition and as calculated on a cumulative basis measured from the Closing Date.

      SECTION 7.7 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliates and (c) any Restricted Payment permitted by Section 7.5.

      SECTION 7.8 Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii)the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.

      SECTION 7.9 Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

      SECTION 7.10 Hedging Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Agreement under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

      SECTION 7.11 Amendment to Material Documents. (a) The Borrower will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Lenders under its certificate of incorporation, bylaws or other organizational documents.

            (b) Upon the occurrence, and during the continuance of, a Default or Event of Default, the Borrower will not, and will not permit any of its corporate Subsidiaries to, amend or terminate, or agree to, amend or terminate, directly or indirectly, any Intercompany Loans.

      SECTION 7.12 Accounting Changes. The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.

      SECTION 7.13 Acquisitions.

            (a) Without the prior written consent of the Required Lenders, the Borrower may not make any Acquisition unless such Acquisition satisfies all of the following conditions:

                  (i) the total consideration (including cash, stock, personal property, debt assumed, and other Property) exchanged for any single Acquisition does not exceed $20,000,000;

                  (ii) the aggregate number of Acquisitions, in a rolling twelve
            (12) month period does not exceed an amount equal to 1.25 times(x) the EBITDA of the Borrower and the Subsidiaries for such four consecutive quarters;

                  (iii) at least one (1) Business Day before any Acquisition for a total consideration equal to or in excess of $15,000,000 not requiring Required Lender approval, and at least fifteen (15) days before any Acquisition for a total consideration equal to or in excess of $20,000,000 requiring Required Lender approval, the Borrower delivers to Administrative Agent and Lenders the Acquisition Information Package; and

                  (iv) simultaneously with the Acquisition, the Borrower shall deliver to Administrative Agent the documentation and agreements required by Section 5.10 herein.

            (b) The Borrower may not make an Acquisition that does not comply with subsection (a) hereof unless the Borrower obtains the prior approval in writing of the Required Lenders as evidenced by an Acquisition Approval Letter and satisfaction of the following conditions:

                  (i) at least fifteen (15) Business Days prior to the proposed
            Acquisition the Borrower delivers to Administrative Agent and Lenders the Acquisition Information Package (it being understood that the Lenders shall use reasonable efforts to notify the Borrower within ten (10) Business Days after receipt of the Acquisition Information Package of their decision to approve or disapprove the proposed Acquisition); and

                  (ii) if the Required Lenders approve the Acquisition, then simultaneously with the Acquisition, the Borrower shall deliver to Administrative Agent the documentation and agreements required by
            Section 5.10 herein.

      SECTION 7.14 Subsidiaries.

            (a) The Borrower may not hold an ownership interest in any Subsidiary except a Wholly Owned Subsidiary.

            (b) A Wholly Owned Subsidiary may not hold an ownership interest in any Person except for a Subsidiary.

      SECTION 7.15 ERISA Violation. The Borrower will not, and will not permit any of its Subsidiaries, to engage in any transaction, take any action, or fail to take any action which could subject the Borrower, any Subsidiary of Borrower, or any Affiliate of the Borrower or any Subsidiary of Borrower to a material civil penalty pursuant to an ERISA violation.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

      SECTION 8.1 Events of Default. If any of the following events (each an "EVENT OF DEFAULT") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursements when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or

            (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

            (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.1, 5.2, 5.3 (with respect to the Borrower's existence), 5.7 or Articles VI or VII; or

            (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above), and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (f) the Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition constitutes a default or accelerates, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable prior to the stated maturity date thereof; or any such Material Indebtedness shall be required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

            (g) the Borrower or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets,
      (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or
      (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

            (i) the Borrower or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

            (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect for the Borrower and the Subsidiaries; or

            (k) any uninsured judgment or order for the payment of money in excess of $2,000,000, in the aggregate, or in such amount that would result in a Material Adverse Effect, shall be rendered against the Borrower or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed within fifteen (15) days after the commencement thereof, or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (l) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (m) a Change in Control shall occur or exist; or

            (n) any material provision of any Subsidiary Guarantee Agreement, the Security Documents, or any other document securing the Obligations of Borrower and the Subsidiaries hereunder shall for any reason cease to be valid and binding on, or enforceable against the Borrower or the Subsidiaries; or

            (o) Borrower or any Subsidiary violates or otherwise fails to comply with any law, rule, regulation, decree, order, or judgment under the laws of the United States of America or of any state or jurisdiction thereof which violation has a Material Adverse Effect on Borrower or any Subsidiary, or Borrower or any Subsidiary fails or refuses at any time to remain current in its financial reporting requirements pursuant to such laws, rules, and regulations or pursuant to the rules and regulations of any exchange upon which any shares of Borrower are traded; or

            (p) a default shall occur under any other Loan Document and shall continue beyond any applicable notice and cure period;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) exercise all remedies contained in any other Loan Document; and that, if an Event of Default specified in either clause (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

      SECTION 9.1 Appointment of Administrative Agent.

            (a) Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent and the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

      SECTION 9.2 Nature of Duties of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      SECTION 9.3 Lack of Reliance on the Administrative Agent. Each of the Lenders and the Swingline Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and the Swingline Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in the taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

      SECTION 9.4 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

      SECTION 9.5 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

      SECTION 9.6 The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

      SECTION 9.7 Successor Administrative Agent.

            (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent - shall have been so appointed, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $5,000,000,000.

            (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within forty-five (45) days after written notice is given of the retiring Administrative Agent's resignation under this Section 9.7 no successor Administrative Agent shall have been appointed and - shall have accepted such appointment, then on such forty-fifth (45th) day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents, and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article IX shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

                                   ARTICLE X
                                  MISCELLANEOUS

      SECTION 10.1 Notices.

            (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

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

        To the Borrower:              AmSurg Corp.
                                      20 Burton Hills Boulevard,
                                      Suite 500
                                      Nashville, Tennessee 37215
                                      Attention: Claire Gulmi
                                      Facsimile: (615) 665-0755

                                      with a copy to:

                                      Bass Berry & Sims
                                      315 Deaderick Street
                                      2700 First American Center
                                      Nashville, Tennessee 37238-2700
                                      Attention: Mark Sheets
                                      Facsimile: (615) 742-6293

        To the Administrative Agent:  SunTrust Bank
                                      201 Fourth Avenue North
                                      P.O. Box 305110
                                      Nashville, Tennessee 37230-5110
                                      Attention: Mark Mattson
                                      Facsimile: (615) 748-5269

        With a copy to:               SunTrust Robinson Humphrey
                                      303 Peachtree Street, 24th Floor
                                      MC 3956
                                      Atlanta, Georgia 30308
                                      Attention: Syndicated Finance
                                      Facsimile: (404) 827-6514

        To the Issuing Bank:          SunTrust Bank
                                      201 Fourth Avenue North
                                      P.O. Box 305110
                                      Nashville, Tennessee 37230-5110
                                      Attention: Mark Mattson
                                      Facsimile: (615) 748-5269

        To any other Lender:          the address set forth in the
                                      Administrative Questionnaire

      Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon receipt or rejection thereof by the intended recipient or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent or the Issuing Bank shall not be effective until actually received or rejected by such Person at its address specified in this Section 10.1.

            (b) Documents required to be delivered pursuant to Sections 5.1 or
      5.2 herein may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on such documents are posted on the Borrower's behalf on an Internet or intranet website, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website, and whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent until a written request to cease delivering paper copies is given by the Administrative Agent; and (ii) the Borrower shall notify the Administrative Agent of the posting of any such documents and shall provide to the Administrative Agent copies of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the compliance certificate required by Section 5.1(c) to the Administrative Agent. Except for such compliance certificate, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

            (c) Any agreement of the Administrative Agent, the Issuing Bank, and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent, the Issuing Bank, and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Bank, and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Bank, or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans, the LC Exposure, and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Issuing Bank, and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Bank, and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Bank, and the Lenders to be contained in any such telephonic or facsimile notice.

      SECTION 10.2 Waiver; Amendments.

            (a) No failure or delay by the Administrative Agent, the Issuing Bank, or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent, the Issuing Bank, or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank, and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Issuing Bank, or any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

            (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change any Section in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement; (vii) except as contemplated by the Release Provision, release all or substantially all collateral securing any of the Obligations; provided further, that no such agreement shall amend, modify or otherwise - affect the rights, duties or obligations of the Administrative Agent or the Issuing Bank without the prior written consent of the Administrative Agent.

      SECTION 10.3 Expenses; Indemnification.

            (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated) (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel) incurred by the Administrative Agent, the Issuing Bank, or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel) incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) The Borrower shall indemnify the Administrative Agent, the Arranger, the Issuing Bank, and each Lender, and each Related Party of any of the foregoing (each, an "INDEMNITEE") against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents prepared in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing to the extent (as determined by a court of competent jurisdiction) that such losses, claims, damages, liabilities, or expenses resulted from such Indemnitee's gross negligence or willful misconduct; and provided that the Borrower shall not be obligated to indemnify any Indemnitee for Excluded Taxes, the costs and expenses incurred in connection with the assignment of or participation in any Lender's interest in the Loans or the LC Exposure, and attorney fees incurred by any Lender other than SunTrust Bank. The provisions of this paragraph in favor of any Indemnitee shall be in addition to any right that such Indemnitee has at common law or otherwise.

            (c) The Borrower shall pay, and hold the Administrative Agent, the Issuing Bank, and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent, the Issuing Bank, and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

            (d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Swingline Lender or the Issuing Bank under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank such Lender's Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

            (e) No Indemnitee shall be liable to Borrower or any of its Subsidiaries for any damages arising from the use by other Persons of information or other materials obtained through the internet, Intralinks, or other similar information transmission systems in connection with this Agreement.

            (f) No Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or any other Loan Party arising out of, related to, or in connection with the transactions contemplated by this Agreement or any Loan Documents, except to the extent that such liability shall be finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnitee.

            (g) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

            (h) All amounts due under this Section shall be payable promptly after written demand therefore.

            (i) The provisions contained in this Section 10.3 shall survive and continue beyond the repayment of the Loans and Obligations described herein.

      SECTION 10.4 Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

            (b) So long as no Default or Event of Default exists and is continuing, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank or the Swingline Lender, as applicable) must give their prior written consent (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire amount of the assigning Lender's Commitment hereunder, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Borrower and the

      Administrative Agent shall otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) the assigning Lender and the assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee payable by the assigning Lender or the assignee (as determined between such Persons) in an amount equal to $3,500.00, and (v) such assignee, if it is not a Lender, shall deliver a duly completed Administrative Questionnaire to the Administrative Agent; provided that any consent of the Borrower otherwise required hereunder shall not be required if an Event of Default has occurred and is continuing. Upon the execution and delivery of the Assignment and Acceptance and payment by such assignee to the assigning Lender of an amount equal to the purchase price agreed between such Persons, such assignee shall become a party to this Agreement and any other Loan Documents to which such assigning Lender is a party and, to the extent of such interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17 and 2.18 and 10.3). Upon the consummation of any such - assignment hereunder, the assigning Lender, the Administrative Agent and the Borrower shall make appropriate arrangements to have new Notes issued if so requested by either or both the assigning Lender or the assignee. Any assignment or other transfer by a Lender that does not fully comply with the terms of this clause (b) shall be treated for purposes of this Agreement as a sale of a participation pursuant to clause (c) below.

            (c) Any Lender may at any time, without the consent of the Borrower, the Issuing Bank, the Swingline Lender or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and its LC Exposure); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) the Borrower, the Issuing Bank, the Swingline Lender, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement between such Lender and the Participant with respect to such participation shall provide that such Lender shall retain the sole right and responsibility to enforce this Agreement and the other Loan Documents and the right to approve any amendment, modification or waiver of this Agreement and the other Loan Documents; provided, that such participation agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of this Agreement described in the first proviso of Section 10.2(b) that affects the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender hereunder and had acquired its interest by assignment pursuant to paragraph (b); provided, that no Participant shall be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of such participation is made with the Borrower's prior written consent. To the extent permitted by law, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.19 as though it were a Lender, provided, that such Participant agrees to share with the Lenders the proceeds thereof in accordance with Section 2.19 as fully as if it were a Lender hereunder.

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Notes (if any) to secure its obligations to a Federal Reserve Bank without complying with this Section; provided, that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      SECTION 10.5 Governing Law; Jurisdiction; Consent to Service of Process.

            (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Tennessee.

            (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Middle District of Tennessee, and of any state court of the State of Tennessee, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Tennessee state court or , to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

            (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

      SECTION 10.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT

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MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY
ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 10.7 Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

      SECTION 10.8 Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

      SECTION 10.9 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All

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representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

      SECTION 10.10 Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 10.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank, and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank, or any such Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(vi) subject to provisions substantially similar to this Section 10.11, to any actual or prospective assignee or Participant, or (vii) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

      SECTION 10.12 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate of interest (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefore) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  BORROWER:

                                  AMSURG CORP.

                                  By: /s/ Claire Gulmi
                                      ------------------------------------------
                                           Claire Gulmi

                                  Title:   Executive Vice President,
                                           Chief Financial Officer and Secretary

                                  LENDER:

                                  SUNTRUST BANK
                                  as Administrative Agent, as Issuing Bank, and as a Lender

                                  By: /s/ Mark D. Matteson
                                      ------------------------------------------
                                  Title: Managing Director
                                         ---------------------------------------

                                     BANK OF AMERICA, N.A.
                                     as Syndication Agent and as a Lender

                                     By: /s/ Hope Walker
                                         --------------------------------------
                                     Title: V.P.
                                            -----------------------------------



                                     U.S. BANK, NATIONAL ASSOCIATION
                                     as Co-Documentation Agent and as a Lender


                                     By: /s/
                                         --------------------------------------
                                     Title: Regional President
                                            -----------------------------------



                                     J.P. MORGAN CHASE BANK, N.A.
                                     as Co-Documentation Agent and as a Lender


                                     By: /s/
                                         --------------------------------------
                                     Title: Senior Vice President
                                            -----------------------------------



                                     BRANCH BANKING AND TRUST COMPANY
                                     as Co-Documentation Agent and as a Lender



                                     By: /s/ Randall S. Drake
                                         --------------------------------------
                                     Title: Senior Vice President
                                            -----------------------------------



                                     KEY BANK NATIONAL ASSOCIATION



                                     By: /s/ J.T. Taylor
                                         --------------------------------------
                                     Title: Senior Vice President
                                            -----------------------------------



                                     LA SALLE BANK MIDWEST, N.A.


                                     By: /s/
                                         --------------------------------------
                                     Title: AVP
                                            -----------------------------------



                                     NATIONAL CITY BANK


                                     By: /s/ Erica Dowd
                                         --------------------------------------
                                     Title: Assistant Vice President
                                            -----------------------------------



                                     REGIONS BANK


                                     By: /s/
                                         --------------------------------------
                                     Title: SVP
                                            -----------------------------------



                                     AMSOUTH BANK


                                     By: /s/
                                         --------------------------------------
                                     Title: AVP
                                            -----------------------------------



                                     THE BANK OF NASHVILLE


                                     By: /s/
                                         --------------------------------------
                                     Title: Vice President
                                            -----------------------------------



                                     FIRST TENNESSEE BANK


                                     By: /s/ Allison Jones
                                         --------------------------------------
                                     Title: Vice President
                                            -----------------------------------

                                                                       EXHIBIT A

                                    [FORM OF]
                              REVOLVING CREDIT NOTE

$___________________                                     ______________ __, 2006
                                                            Nashville, Tennessee

      FOR VALUE RECEIVED, the undersigned, AMSURG CORP., a Tennessee corporation (the "BORROWER"), hereby promises to pay to the order of _______________________ (the "LENDER") or its registered assigns, at the Payment Office of the Administrative Agent, on the Maturity Date, as defined in the Third Amended and Restated Revolving Credit Agreement dated as of July ___, 2006 (as the same may be amended, supplemented, or otherwise modified from time to time, the "CREDIT AGREEMENT") among the Borrower, the Lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent for the Lenders, the lesser of the principal sum of up to_________________________________ and No/100 Dollars
($______________), or so much thereof advanced as Revolving Loans by the Lender to the Borrower pursuant to the Credit Agreement, outstanding from time to time, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of the Administrative Agent and the Lender. Terms not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

      The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

      All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

      This Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

      ENTERED INTO as of the date first written above.

                                      AMSURG CORP.

                                      By: _____________________________

                                      Title: __________________________

                               LOANS AND PAYMENTS

                                                                           Unpaid
                                                                         Principal              Name of Person
                         Amount and                 Payments of          Balance of                 Making
Date                    Type of Loan                 Principal              Note                   Notation
----                    ------------                -----------          ----------             --------------
____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

____                    ____________                ___________          __________             ______________

                                                                       EXHIBIT B

                                    [FORM OF]
                            ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Third Amended and Restated Revolving Credit Agreement dated as of July ____, 2006 (as amended and in effect on the date hereof, the "CREDIT AGREEMENT"), among AMSURG CORP., a Tennessee corporation, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

      The Assignor hereby sells and assigns, without recourse, to the Assignee designated below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Revolving Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with participations in the LC Exposure and Swingline Exposure of the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

      This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.19(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 10.4(b) of the Credit Agreement.

This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Tennessee.

Date of Assignment: _______________________________________

Legal Name of Assignor: ___________________________________

Legal Name of Assignee: ___________________________________

Assignee's Address for Notices: ___________________________
                                ___________________________
                                ___________________________
                                ___________________________

Effective Date of Assignment: _____________________________

("Assignment Date"): _____________________________________


                  Principal Amount            Percentage Assigned of
Facility             Assigned                          Revolving
--------          ----------------           -----------------------
Commitment                                   (set forth, to at least 8
                                             decimals, as a percentage
                                             of the aggregate Revolving
                                             Commitments of all
                                             Lenders thereunder)

Revolving Loans:  $ ___________                 ______________%

      The terms set forth above are hereby agreed to as of this ____________________, 20____:

                                      [NAME OF ASSIGNOR], as Assignor

                                      By: ____________________________________

                                      Title: _________________________________

                                      [NAME OF ASSIGNEE], as Assignee

                                      By: ____________________________________

                                      Title: _________________________________

      The undersigned hereby consents to the within assignment as of this ____________________, 20____:

AMSURG CORP.                          SUNTRUST BANK, as
                                      Administrative Agent

By: ______________________________    By: ___________________________________

Title: ___________________________    Title: ________________________________

                                                                       EXHIBIT C
                                    [FORM OF]
           SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTEE AGREEMENT

      ENTERED INTO by and between the undersigned Wholly Owned Subsidiaries (each such subsidiary individually, a "GUARANTOR" and collectively the "GUARANTORS") of AMSURG CORP., a Tennessee corporation (the "BORROWER") in favor of SUNTRUST BANK, a Georgia state banking corporation as Administrative Agent (the "ADMINISTRATIVE AGENT"), for the ratable benefit of the Lenders as defined in the Credit Agreement referred to below, as of July ___, 2006.

                                   WITNESSETH:

      WHEREAS, pursuant to the 2005 Credit Agreement (as such term is defined in the Credit Agreement described below), the Wholly Owned Subsidiaries of Borrower guaranteed the obligations thereby pursuant to an Amended and Restated Subsidiary Guarantee Agreement executed contemporaneously therewith and pursuant to supplements executed subsequent thereto; and as described in more detail below, the Wholly Owned Subsidiaries desire to amend and restate said Amended and Restated Subsidiary Guarantee Agreement in connection with the execution of the Credit Agreement described below pursuant to the terms hereof;

      WHEREAS, reference is made to the Third Amended and Restated Credit Agreement dated July ___, 2006 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the lenders from time to time party thereto (the "LENDERS") and SunTrust Bank, as Administrative Agent for the Lenders, Swingline Lender and Issuing Bank (in such capacity, the "ISSUING BANK");

      WHEREAS, capitalized terms used in this Second Amended and Restated Subsidiary Guarantee Agreement and not defined herein shall have the meanings assigned to such terms in the Credit Agreement;

      WHEREAS, the Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement;

      WHEREAS, each of the Guarantors is a Wholly Owned Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank.

      WHEREAS, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Second Amended and Restated Subsidiary Guarantee Agreement in the form hereof.

      WHEREAS, as consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Subsidiary Guarantee Agreement.

      WHEREAS, the Borrower may from time to time enter into agreements, devices or arrangements with any Lender, or any Affiliate thereof, providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants (each, a "HEDGING AGREEMENT");

      WHEREAS, it is a requirement of Section 3.1 and Section 5.10(a) of the Credit Agreement that each Wholly Owned Subsidiary (as such term is defined in the Credit Agreement) shall execute and deliver a guarantee of this form, whereby each Guarantor shall guarantee the payment when due of (i) principal, interest and other amounts that shall be at any time payable by the Borrower to the Lenders and Administrative Agent under the Credit Agreement, the Revolving Credit Notes, the Swingline Note, the LC Exposure, and the other Loan Documents, and (ii) any and all obligations of the Borrower under (A) any and all Hedging Agreements, and (B) any and all cancellations, buy backs, reversals, terminations or assignment of any Hedging Agreement (the "HEDGING OBLIGATIONS"); and

      WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide to each Guarantor, the Guarantors are willing to guarantee the Borrower's obligations under the Credit Agreement, the Revolving Credit Notes, and the other Loan Documents;

      NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. Definitions. Terms not otherwise defined herein shall have the same meanings as ascribed to them in the Credit Agreement.

      SECTION 2. Representations and Warranties. Each Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Advance pursuant to or under the Credit Agreement) that:

            (a) It (i) is a corporation duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a materially adverse effect.

            (b) It has all necessary power and authority to execute, deliver and perform its obligations under this Guarantee; the execution, delivery and performance of this Guarantee have been duly authorized by all necessary organizational action; and this Guarantee has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

            (c) Neither the execution and delivery by it of this Guarantee nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, organizational documents or any material applicable law or regulation or any order, writ, injunction or decree of any court or governmental authority or agency, or any material contractual obligation to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such material contractual obligation, or result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such material contractual obligation.

      SECTION 3. Covenants. Each Guarantor covenants that so long as any Lender has any commitment to Borrower outstanding under the Credit Agreement, or any obligation remains to be performed or any amount remains payable by Borrower to Lender under the Credit Agreement, any Revolving Credit Notes, the Swingline Note, any LC Exposure, or other Loan Documents, each Guarantor shall comply with all covenants contained in this Guarantee and all those covenants in the Credit Agreement applicable to any Guarantor that, if necessary, will enable the Borrower to fully comply with those covenants and agreements set forth in the Credit Agreement.

      SECTION 4. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; and (c) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under any Hedging Agreement mitigating any interest rate risk under the Credit Agreement, entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time any such Hedging Agreement is entered into (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

      SECTION 5. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any Lender.

      SECTION 6. Security. Each of the Guarantors authorizes the Administrative Agent and each of the Lenders to (a) take and hold security for payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors of other obligors.

      SECTION 7. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other person.

      SECTION 8. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or to the maximum extent permitted by applicable law, by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

      SECTION 9. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

      SECTION 10. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Lenders in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

      SECTION 11. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Lenders will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

      SECTION 12. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Borrower) contained in the Credit Agreement are true and correct in all material respects.

      SECTION 13. Termination. The guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if and to the extent that any payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise. In connection with the foregoing, the Administrative Agent shall execute and deliver to such Guarantor or Guarantor's designee, at such Guarantor's expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

      SECTION 14. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the Lenders, and their respective successors and assigns, except that (i) no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void) and (ii) any assignment by the Administrative Agent must be in accordance with the Credit Agreement. If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

      SECTION 15. Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights of the Administrative Agent hereunder and of the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

      Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

      SECTION 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.

      SECTION 17. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.

      SECTION 18. Survival of Agreement; Severability. (a) All covenants, agreements representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan

Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

            (b) In the event one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 19. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 14), and shall become effective as provided in Section 14. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 20. Rules of Interpretation. The rules of interpretation specified in Section 1.4 of the Credit Agreement shall be applicable to this Agreement.

      SECTION 21. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court of the Middle District of Tennessee and any state court of the State of Tennessee sitting in Davidson County, Tennessee and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Tennessee State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

      Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Tennessee State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 17. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 22. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

      SECTION 23. Additional Guarantors. Pursuant to Section 5.10 of the Credit Agreement, each Wholly Owned Subsidiary that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Wholly Owned Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Wholly Owned Subsidiary of an instrument in the form of Annex 1, such Wholly Owned Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

      SECTION 24. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the Issuing Bank are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, other than trust or tax withholding accounts) at any time held and other Indebtedness at any time owing by such Lender or the Issuing Bank to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor due under this Agreement and the other Loan Documents held by such Lender or the Issuing Bank, irrespective of whether or not such Person shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Issuing Bank under this Section 24 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Issuing Bank, as the case may be, may have.

      SECTION 25. Savings Clause.

            (a) It is the intent that each Guarantor's maximum obligations hereunder shall be, but not in excess of:

                  (i) in a case or proceeding commenced by or against a
            Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Obligations are incurred, the maximum amount which would not otherwise cause the Obligations (or any other obligations of Guarantors to Lenders) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (ii) in a case or proceeding commenced by or against a
            Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Obligations are incurred, the maximum amount which would not otherwise cause the Obligations to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (iii) in a case or proceeding commenced by or against a
            Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Obligations to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

            (The substantive laws under which the possible avoidance or unenforceability of the Obligations (or any other obligations of Guarantors to Lenders) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

            (b) To the end set forth in Section 25(a), but only to the extent that the Obligations would otherwise be subject to avoidance under the Avoidance Provisions, if a Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Obligations, or if the Obligations would render a Guarantor insolvent, or leave a Guarantor with an unreasonably small capital to conduct its business, or cause a Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations (or any other obligations of Guarantors to Lenders), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 25(b) is intended solely to preserve the rights of Lenders hereunder to the maximum extent that would not cause the Obligations of Guarantors to be subject to avoidance under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 25 as against Lenders that would not otherwise be available to such person under the Avoidance Provisions.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amended and Restated Subsidiary Guarantee Agreement as of the day and year first above written.

                                      GUARANTOR:

                                      AmSurg EC Centennial, Inc.
                                      AmSurg EC Topeka, Inc.
                                      AmSurg EC St. Thomas, Inc.
                                      AmSurg EC Beaumont, Inc.
                                      AmSurg KEC, Inc.
                                      AmSurg EC Santa Fe, Inc.
                                      AmSurg EC Washington, Inc.
                                      AmSurg Torrance, Inc.
                                      AmSurg Encino, Inc.
                                      AmSurg Sebastopol, Inc.
                                      AmSurg Abilene, Inc.
                                      AmSurg Suncoast, Inc.
                                      AmSurg Lorain, Inc.
                                      AmSurg LaJolla, Inc.
                                      AmSurg Hillmont, Inc.
                                      AmSurg South Florida Network, Inc.
                                      AmSurg Palmetto, Inc.
                                      AmSurg Northwest Florida, Inc.
                                      AmSurg Ocala, Inc.
                                      AmSurg Maryville, Inc.
                                      AmSurg Holdings, Inc.
                                      AmSurg Miami, Inc.
                                      AmSurg Burbank, Inc.
                                      AmSurg Melbourne, Inc.
                                      AmSurg El Paso, Inc.
                                      AmSurg Crystal River, Inc.
                                      AmSurg Abilene Eye, Inc.
                                      AmSurg Westlake, Inc.
                                      AmSurg Naples, Inc.
                                      AmSurg FL Eyecare Network, Inc.
                                      AmSurg Inglewood, Inc.
                                      AmSurg Glendale, Inc.
                                      AmSurg Weslaco, Inc.
                                      AmSurg Harlingen, Inc.
                                      AmSurg San Antonio TX, Inc.
                                      AmSurg San Luis Obispo CA, Inc.
                                      AmSurg Temecula CA, Inc.
                                      AmSurg Escondido CA, Inc.
                                      AmSurg Scranton PA, Inc.
                                      AmSurg Arcadia CA, Inc.
                                      AmSurg Brevard, Inc.
ACCEPTED AND AGREED TO BY:            AmSurg Dade County, Inc.
                                      AmSurg ENT Brevard, Inc.
ADMINISTRATIVE AGENT:                 AmSurg Largo, Inc.
                                      AmSurg Miami Urology, Inc
SUNTRUST BANK, Administrative Agent   AmSurg SWFLA, Inc
on behalf of Lenders:
                                      By:__________________
By:_______________________________
                                      Name:  Claire M. Gulmi
Title:____________________________
                                      Claire M. Gulmi has executed this Second
                                      Amended and Restated Indemnity,
                                      Subrogation and Contribution Agreement in
                                      her capacity as Vice President, Secretary
                                      and Treasurer of each of the Guarantors.

                                   SCHEDULE I
                               ADDRESS FOR NOTICES

                                  AmSurg Corp.
                      20 Burton Hills Boulevard, Suite 500
                           Nashville, Tennessee 37215
                               Attn: Claire Gulmi
                            Facsimile: (615) 665-0755

                                                                  ANNEX 1 TO THE
                                                     SECOND AMENDED AND RESTATED
                                                  SUBSIDIARY GUARANTEE AGREEMENT

      SUPPLEMENT NO. [ ] dated as of [ ], to the Second Amended and Restated Subsidiary Guarantee Agreement (the "GUARANTEE AGREEMENT") dated as of July ___, 2006 among each of the Wholly Owned Subsidiaries set forth therein (each such Subsidiary individually, a "GUARANTOR" and collectively, the "Guarantors") of AMSURG CORP., a Tennessee corporation (the "BORROWER"), and SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Lenders (as defined in the Credit Agreement referred to below).

      A. Reference is made to the Third Amended and Restated Revolving Credit Agreement dated as of July ____, 2006 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the lenders from time to time party thereto (the "LENDERS") and SunTrust Bank, as Administrative Agent, Swingline Lender and Issuing Bank (in such capacity, the "ISSUING BANK"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

      B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

      C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Wholly Owned Subsidiary that was not in existence or not a Wholly Owned Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Wholly Owned Subsidiary. Section 23 of the Guarantee Agreement provides that additional Wholly Owned Subsidiaries of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Wholly Owned Subsidiary of the Borrower (the "NEW GUARANTOR") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

      Accordingly, the Administrative Agent and the New Guarantor agree as follows:

      SECTION 1. In accordance with Section 23 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as Guarantor thereunder, and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

      SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      SECTION 3. This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

      SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

      SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.

      SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 17 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

      SECTION 8. To the extent such expenses are not paid by the Borrower under the Credit Agreement, the New Guarantor agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent, all to the extent set forth under Section
10.3 of the Credit Agreement.

      IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                            [NAME OF NEW GUARANTOR]

                                            By:_____________________________
                                                 Name:
                                                 Title:
                                                 Address:

                                            SUNTRUST BANK, as
                                            Administrative Agent

                                            By:______________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT D

                                    [FORM OF]
                           SECOND AMENDED AND RESTATED
                INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT

      THIS SECOND AMENDED AND RESTATED INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT IS ENTERED INTO by and between the undersigned Wholly Owned Subsidiaries (each such subsidiary individually, a "GUARANTOR" and collectively the "GUARANTORS") of AMSURG CORP., a Tennessee corporation (the "BORROWER") in favor of SUNTRUST BANK, a Georgia state banking corporation as Administrative Agent (the "ADMINISTRATIVE AGENT"), for the ratable benefit of the Lenders as defined in the Credit Agreement referred to below, as of July ___, 2006.

      Pursuant to the 2005 Credit Agreement (as such term is defined in the Credit Agreement described below), the Guarantors entered into an Indemnity, Subrogation and Contribution Agreement (or entered into a supplement thereto) related to their guaranty of the obligations evidenced by the 2005 Credit Agreement; and as described in more detail below, the Guarantors desire to amend and restate said Indemnity, Subrogation and Contribution Agreement in connection with the execution of the Credit Agreement described below pursuant to the terms hereof.

      Reference is made to (a) the Third Amended and Restated Revolving Credit Agreement dated as of July ___, 2006 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the lenders from time to time party thereto (the "LENDERS") and SunTrust Bank, as Administrative Agent, and (b) the Second Amended and Restated Subsidiary Guarantee Agreement dated as of July ___, 2006, among the Guarantors and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AGREEMENT"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

      The Lenders have agreed to make Loans to the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of the Borrower under the Credit Agreement pursuant to the Guarantee Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

      Accordingly, the Borrower, each Guarantor and the Administrative Agent agree as follows:

      SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment, and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any secured party thereunder, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value of the fair market value of the assets so sold.

      SECTION 2. Contribution and Subrogation. Each Guarantor (a "CONTRIBUTING GUARANTOR") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any secured party and such other Guarantor (the "CLAIMING GUARANTOR") shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

      SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

      SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the LC Exposure has not been reduced to zero or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

      SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.

      SECTION 6. No Waiver; Amendment.

            (a) No failure on the part of the Administrative Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Administrative Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

      SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

      SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

      SECTION 9. Survival of Agreement; Severability.

            (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Administrative Agent, the Lenders and each Guarantor and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

            (b) In case one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Administrative Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

      SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

      SECTION 12. Additional Guarantors. Pursuant to Section 5.10(a) of the Credit Agreement, each Wholly Owned Subsidiary of the Borrower that was not in existence or not such a Wholly Owned Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as Guarantor upon becoming such a Wholly Owned Subsidiary. Upon the execution and delivery, after the date hereof, by the Administrative Agent and such Wholly Owned Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

                             BORROWER:

                             AMSURG CORP.

                             By: __________________________________

                             Title: Claire M. Gulmi, Senior Vice President, Chief Financial Officer and Secretary

                    WHOLLY OWNED SUBSIDIARIES:

                        AmSurg EC Centennial, Inc.
                        AmSurg EC Topeka, Inc.
                        AmSurg EC St. Thomas, Inc.
                        AmSurg EC Beaumont, Inc.
                        AmSurg KEC, Inc.
                        AmSurg EC Santa Fe, Inc.
                        AmSurg EC Washington, Inc.
                        AmSurg Torrance, Inc.
                        AmSurg Encino, Inc.
                        AmSurg Sebastopol, Inc.
                        AmSurg Abilene, Inc.
                        AmSurg Suncoast, Inc.
                        AmSurg Lorain, Inc.
                        AmSurg LaJolla, Inc.
                        AmSurg Hillmont, Inc.
                        AmSurg South Florida Network, Inc.
                        AmSurg Palmetto, Inc.
                        AmSurg Northwest Florida, Inc.
                        AmSurg Ocala, Inc.
                        AmSurg Maryville, Inc.
                        AmSurg Holdings, Inc.
                        AmSurg Miami, Inc.
                        AmSurg Burbank, Inc.
                        AmSurg Melbourne, Inc.
                        AmSurg El Paso, Inc.
                        AmSurg Crystal River, Inc.
                        AmSurg Abilene Eye, Inc.
                        AmSurg Westlake, Inc.
                        AmSurg Naples, Inc.
                        AmSurg FL Eyecare Network, Inc.
                        AmSurg Inglewood, Inc.
                        AmSurg Glendale, Inc.
                        AmSurg Weslaco, Inc.
                        AmSurg Harlingen, Inc.
                        AmSurg San Antonio TX, Inc.
                        AmSurg San Luis Obispo CA, Inc.
                        AmSurg Temecula CA, Inc.
                        AmSurg Escondido CA, Inc.
                        AmSurg Scranton PA, Inc.
                        AmSurg Arcadia CA, Inc.
                        AmSurg Brevard, Inc.
                        AmSurg Dade County, Inc.
                        AmSurg ENT Brevard, Inc.
                        AmSurg Largo, Inc.
                        AmSurg Miami Urology, Inc
                        AmSurg SWFLA, Inc
                        By:__________________

                        Name:  Claire M. Gulmi

                        Claire M. Gulmi has executed this Second Amended and Restated Indemnity, Subrogation and Contribution Agreement in her capacity as Vice President, Secretary and Treasurer of each of the Guarantors.

                                        ADMINISTRATIVE AGENT:

                                        SUNTRUST BANK, Administrative Agent on
                                        behalf of Lenders

                                        By: ____________________________________

                                        Title: _________________________________

                                   ANNEX I TO
             SECOND AMENDED AND RESTATED INDEMNITY, SUBROGATION AND
                             CONTRIBUTION AGREEMENT

      SUPPLEMENT NO. ____ dated as of ____________________, 20____, to the
Second Amended and Restated Indemnity, Subrogation and Contribution Agreement dated as of July ___, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the "INDEMNITY AND CONTRIBUTION AGREEMENT") among AMSURG CORP., a Tennessee corporation (the "BORROWER"), the Wholly Owned Subsidiaries, as defined in the Credit Agreement referred to below (the "GUARANTORS"), and SUNTRUST BANK, a Georgia banking corporation, as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders (as defined in the Credit Agreement referred to below).

      A. Reference is made to (a) the Third Amended and Restated Revolving Credit Agreement dated as of July ___, 2006 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the lenders from time to time party thereto (the "LENDERS") and SunTrust Bank, as the Administrative Agent, and (b) the Second Amended and Restated Subsidiary Guarantee Agreement dated as of July ____, 2006, among the Guarantors and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AGREEMENT").

      B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity and Contribution Agreement and the Credit Agreement.

      C. The Borrower and the Guarantors have entered into the Indemnity and Contribution Agreement in order to induce the Lenders to make Revolving Loans. Pursuant to Section 5.10(a) of the Credit Agreement, each Wholly Owned Subsidiary that was not in existence or not such a Wholly Owned Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Wholly Owned Subsidiary. Section 12 of the Indemnity and Contribution Agreement provides that additional Wholly Owned Subsidiaries may become Guarantors under the Indemnity and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Wholly Owned Subsidiary (the "NEW GUARANTOR") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity and Contribution Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

      Accordingly, the Administrative Agent and the New Guarantor agree as follows:

      SECTION 1. In accordance with Section 12 of the Indemnity and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity and Contribution Agreement applicable to it as Guarantor thereunder. Each reference to a Guarantor in the Indemnity and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity and Contribution Agreement is hereby incorporated herein by reference.

      SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

      SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signature of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

      SECTION 4. Except as expressly supplemented hereby, the Indemnity and Contribution Agreement shall remain in full force and effect.

      SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.

      SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

      SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

      IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity and Contribution Agreement as of the day and year first above written.

                                    NEW GUARANTOR:

                                    [NAME OF NEW GUARANTOR]

                                    By:________________________________________

                                    Title:_____________________________________

                                    ADMINISTRATIVE AGENT:

                                    SUNTRUST BANK, as Administrative Agent on behalf of Lenders

                                    By:________________________________________

                                    Title:_____________________________________

                                                                       EXHIBIT E

                                    [FORM OF]
                           ACQUISITION APPROVAL LETTER

                          ____________________, 20_____

To the Administrative Agent and Lenders
under the Credit Agreement referred to below

Ladies and Gentlemen:

      Reference is made to the Third Amended and Restated Revolving Credit Agreement, dated as of July ___, 2006 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among AmSurg Corp. (the "BORROWER"), the lender parties thereto (the "LENDERS"), and SunTrust Bank, as the Administrative Agent for the Lenders (the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

      In connection with the proposed Acquisition, the Borrower hereby requests that the Administrative Agent and the Lenders approve the Acquisition pursuant to Section 7.14 of the Credit Agreement. The Borrower hereby acknowledges that the Lenders' approval of the Acquisition is subject to satisfaction of all of the conditions precedent set forth in Section 7.14 of the Credit Agreement.

      The Borrower herewith submits the Acquisition Informational Package.

      The execution and delivery of this Acquisition Approval Letter by the Required Lenders shall constitute approval of the Acquisition.

      This Acquisition Approval Letter may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same consent.

      This Acquisition Approval Letter shall become effective upon the receipt by the Administrative Agent of executed counterparts of this consent duly executed by the Borrower and by the Required Lenders.

      The Borrower certifies to the Lender that immediately after completion of the Acquisition no Default or Event or Default shall exist, and all of the representations of the Borrower contained in Article IV are true and correct in all material respects.

                                      Very truly yours,

                                      AMSURG CORP.

                                      By:_____________________________________

                                      Title:__________________________________

Approved as of:

________________________, _____________:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:_______________________________________

Title:____________________________________

LENDERS:

SUNTRUST BANK

By:_______________________________________

Title:____________________________________

[ADDITIONAL LENDERS TO BE ADDED]

                                                                       EXHIBIT F

                                    [FORM OF]
                         ACQUISITION INFORMATION PACKAGE

      Pursuant to Section 7.13(a) and (b) of the Credit Agreement, AmSurg Corp. (the "BORROWER") shall deliver to SunTrust Bank, as Administrative Agent (with enough copies for each of the Lenders) the following information in connection with any Acquisition:

      (1) the total consideration given in connection with any Acquisition in the following format:

            (a)  Cash:  $_______________

            (b)  Stock: $_______________

            (c)  Personal Property: $ ____________

            (d)  Other Property: [identify type and value]

                 ____________________________________________________

                 ____________________________________________________

                 ____________________________________________________

                 ____________________________________________________

      (2) summary financial information relating to the interest or entity to be acquired, including percentage interest being acquired and operating forecasts,

      (3) (a) the Acquisition Pro Forma duly certified by the chief financial officer of the Borrower and (b) calculations of the chief financial officer of the Borrower demonstrating compliance on a pro-forma basis with the financial covenants contained in Article VI and
            Section 7.13 of the Credit Agreement after such Acquisition is completed.

      As used herein, the "CREDIT AGREEMENT" means that certain Third Amended and Restated Revolving Credit Agreement dated July ___, 2006 among Borrower, SunTrust Bank, as Administrative Agent and a Lender, and the Lenders party thereto.

                                                                       EXHIBIT G

                                    [FORM OF]
                              ACQUISITION PRO-FORMA
            DELIVERED PURSUANT TO THE ACQUISITION INFORMATION PACKAGE

Name of Entity to be Acquired: ________________________________

                                                           Annual Projections
                                                           ------------------
         Gross Revenue                                       $_____________
         Contractual Adj. & Refunds                          $_____________

                  Net Revenue                                $_____________

Operating Expenses:

         Non-Owner Doctors Payments                          $_____________
         Salaries and benefits                               $_____________
         Drugs and Medical Supplies                          $_____________

         Other Variable Expenses:

                  General and Administrative                 $_____________
                  Facilities Expenses                        $_____________
                  Marketing Expenses                         $_____________
                  Professional Fees                          $_____________
                  Malpractice Insurance                      $_____________
                  Other Expenses                             $_____________

                  Total Other Variable Expenses              $_____________

                  Total Operating Expenses                   $_____________

Non-Operating Expenses:

         Depreciation Expense                                $_____________
         Interest Income                                     $_____________
         Interest Expense                                    $_____________
         Other (Income) Expense                              $_____________

                  Total Non-Operating Expenses               $_____________

                  Total Expenses                             $_____________

                  Pretax Earnings                            $_____________

EBITDA                                                       $_____________

Total Consideration

Cash                                        $___________
Borrowings                                  $___________
Stock                                       $___________
         Purchase Price                     $___________
A.R. net                                    $___________
Inventory                                   $___________
PP & E                                                       $___________
                                            $___________
                                               _________%
                                            $___________
Goodwill                                    $___________

         Purchase Price                     $___________

                                                                       EXHIBIT H

                                    [FORM OF]
                                 SWINGLINE NOTE

$_________________                                          Nashville, Tennessee
                                                          ___________ ____, 2006

      FOR VALUE RECEIVED, the undersigned, AMSURG CORP., a Tennessee corporation (the "BORROWER"), hereby promises to pay to the order of SUNTRUST BANK, a Georgia state banking corporation (the "SWINGLINE LENDER") or its registered assigns, at the office of SunTrust Bank ("SUNTRUST") at the Payment Office of the Administrative Agent, on the Swingline Termination Date (as such terms are defined in the Third Amended and Restated Revolving Credit Agreement dated as of July ___, 2006 as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders from time to time party thereto and SunTrust, as Administrative Agent for the Lenders, the lesser of the principal sum of AND NO/100 DOLLARS ($ ) or the aggregate unpaid principal amount of all outstanding Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement from time to time, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of the Administrative Agent and the Swingline Lender. Terms not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

      The Borrower promises to pay interest on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the times and at a rate or rates provided in the Credit Agreement.

      All borrowings evidenced by this Swingline Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Swingline Note and the Credit Agreement.

      This Swingline Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

      THIS SWINGLINE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

      ENTERED INTO as of the date first written above.

                                   AMSURG CORP.

                                   By:_____________________________________

                                   Title:__________________________________

                               LOANS AND PAYMENTS

            Amount and        Payments of         Unpaid Principal          Name of Person Making
Date       Type of Loan        Principal          Balance of Note                  Notation
----       ------------       -----------         ----------------          ----------------------

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________

____       ____________       ___________         ________________          ______________________